PURCHASE AND SALE AGREEMENT




                                    BETWEEN


                            J. M. HUBER CORPORATION


                                   AS SELLER



                                      AND


                             HIGH PLAINS GAS, INC.


                                    AS BUYER




                                     DATED:

                                FEBRUARY 2, 2011




















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                               TABLE OF CONTENTS

                                                                    PAGE

ARTICLE 1 . .  ASSETS                                                  1
SECTION 1.01   AGREEMENT TO SELL AND PURCHASE                          1
SECTION 1.02   ASSETS                                                  1
SECTION 1.03   EXCLUDED ASSETS                                         3

ARTICLE 2      PURCHASE PRICE                                          5
SECTION 2.01   PURCHASE PRICE                                          5
SECTION 2.02   DEPOSIT                                                 5
SECTION 2.03   ALLOCATED VALUES                                        6

ARTICLE 3      EFFECTIVE TIME                                          7
SECTION 3.01   OWNERSHIP OF ASSETS                                     7

ARTICLE 4      TITLE AND ENVIRONMENTAL MATTERS                         7
SECTION 4.01   EXAMINATION PERIOD                                      7
SECTION 4.02   TITLE DEFECTS                                           7
SECTION 4.03   NOTICE OF TITLE DEFECTS                                 8
SECTION 4.04   REMEDIES FOR TITLE DEFECTS                             10
SECTION 4.05   SPECIAL WARRANTY OF TITLE                              11
SECTION 4.06   PREFERENTIAL RIGHTS TO PURCHASE                        13
SECTION 4.07   CONSENTS TO ASSIGNMENT                                 14
SECTION 4.08   [INTENTIONALLY OMITTED]                                15
SECTION 4.09   ENVIRONMENTAL REVIEW                                   15
SECTION 4.10   DEFINITIONS USED IN ARTICLE 4 AND IN THIS AGREEMENT    16
SECTION 4.11   NOTICE OF ENVIRONMENTAL DEFECTS                        17
SECTION 4.12   REMEDIES FOR ENVIRONMENTAL DEFECTS                     18
SECTION 4.13   INDEPENDENT EXPERTS                                    19
SECTION 4.14.  LIMITATION OF REMEDIES FOR TITLE DEFECTS AND
               ENVIRONMENTAL DEFECTS                                  20
SECTION 4.15   DISCLAIMER AND WAIVER                                  21

ARTICLE 5 . .  REPRESENTATIONS AND WARRANTIES OF SELLER               21
SECTION 5.01   EXISTENCE                                              21
SECTION 5.02   LEGAL POWER                                            21
SECTION 5.03   EXECUTION                                              22
SECTION 5.04   BROKERS                                                22
SECTION 5.05   BANKRUPTCY                                             22
SECTION 5.06   SUITS AND CLAIMS                                       22
SECTION 5.07   TAXES                                                  22
SECTION 5.08   AFES                                                   22

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Section 5.09   Compliance with Laws                                   23
SECTION 5.10   CONTRACTS                                              23
SECTION 5.11   PRODUCTION IMBALANCES                                  23
SECTION 5.12   PAYMENTS FOR PRODUCTION                                23
SECTION 5.13   BONDS                                                  23
SECTION 5.14   PERSONAL PROPERTY AND EQUIPMENT                        23
SECTION 5.15   TAX PARTNERSHIPS                                       23
SECTION 5.16   HYDROCARBON SALES CONTRACTS                            23
SECTION 5.17   AREA OF MUTUAL INTEREST AND OTHER AGREEMENTS           23
SECTION 5.18   LEASES                                                 24
SECTION 5.19   GOVERNMENTAL PERMITS                                   24
SECTION 5.20   NO ADVERSE CHANGE                                      24
SECTION 5.21   UNRECORDED INTERESTS                                   24
SECTION 5.22   PREFERENTIAL RIGHTS AND CONSENTS                       24
SECTION 5.23   DISCLOSURE OF ENVIRONMENTAL INFORMATION                24
SECTION 5.24   NOTICE OF CHANGE                                       24
SECTION 5.25   REPRESENTATIONS AND WARRANTIES EXCLUSIVE               24

ARTICLE 6 . .  REPRESENTATIONS AND WARRANTIES
               OF BUYER                                               25
SECTION 6.01   EXISTENCE                                              25
SECTION 6.02   LEGAL POWER                                            25
SECTION 6.03   EXECUTION                                              25
SECTION 6.04   BROKERS                                                25
SECTION 6.05   BANKRUPTCY                                             25
SECTION 6.06   SUITS AND CLAIMS                                       25
SECTION 6.07   INDEPENDENT EVALUATION                                 26
SECTION 6.08   QUALIFICATION                                          26
SECTION 6.09   SECURITIES LAWS                                        26
SECTION 6.10   NO INVESTMENT COMPANY                                  26
SECTION 6.11   FUNDS                                                  26
SECTION 6.12   NOTICE OF CHANGES                                      26
SECTION 6.13   REPRESENTATIONS AND WARRANTIES EXCLUSIVE               27

ARTICLE 7      OPERATION OF THE ASSETS                                27
SECTION 7.01   OPERATION OF THE ASSETS                                27
SECTION 7.02   BUYER'S QUALIFICATION                                  28
SECTION 7.03   OPERATION OF THE ASSETS AFTER THE CLOSING              28
SECTION 7.04   PUBLIC ANNOUNCEMENTS                                   28

ARTICLE 8      CONDITIONS TO OBLIGATIONS OF SELLER                    28
SECTION 8.01   REPRESENTATIONS                                        29
SECTION 8.02   PERFORMANCE                                            29
SECTION 8.03   PENDING MATTERS                                        29

Article 9      Conditions to Obligations of Buyer                     29
SECTION 9.01   REPRESENTATIONS                                        29
SECTION 9.02   PERFORMANCE                                            29
SECTION 9.03   PENDING MATTERS                                        29

ARTICLE 10     THE CLOSING                                            29
SECTION 10.01  TIME AND PLACE OF THE CLOSING                          29
SECTION 10.02  ALLOCATION OF COSTS AND EXPENSES AND ADJUSTMENTS
               TO PURCHASE PRICE AT THE CLOSING                       30
SECTION 10.03  CLOSING ADJUSTMENTS AND ALLOCATIONS STATEMENT          31
SECTION 10.04  POST-CLOSING ALLOCATIONS AND ADJUSTMENTS
               TO PURCHASE PRICE                                      31
SECTION 10.05  TRANSFER TAXES                                         33
SECTION 10.06  AD VALOREM AND SIMILAR TAXES                           33
SECTION 10.07  ACTIONS OF SELLER AT THE CLOSING                       33
SECTION 10.08  ACTIONS OF BUYER AT THE CLOSING                        34
SECTION 10.09  RECORDATION; FURTHER ASSURANCES                        34

ARTICLE 11     TERMINATION                                            35
SECTION 11.01  RIGHT OF TERMINATION                                   35
SECTION 11.02  EFFECT OF TERMINATION                                  35
SECTION 11.03  ATTORNEYS' FEES, ETC                                   36

ARTICLE 12     ASSUMPTION AND INDEMNIFICATION                         36
SECTION 12.01  BUYER'S OBLIGATIONS AFTER CLOSING                      36
SECTION 12.02  SELLER'S OBLIGATIONS AFTER CLOSING                     37
SECTION 12.03  PLUGGING AND ABANDONMENT OBLIGATIONS                   37
SECTION 12.04  ENVIRONMENTAL OBLIGATIONS                              38
SECTION 12.05  DEFINITION OF CLAIMS                                   39
SECTION 12.06  APPLICATION OF INDEMNITIES                             39
SECTION 12.07  BUYER'S INDEMNITY                                      40
SECTION 12.08  SELLER'S INDEMNITY                                     40
SECTION 12.09  NOTICES AND DEFENSE OF INDEMNIFIED CLAIMS              40
SECTION 12.10  SURVIVAL                                               41
SECTION 12.11  LIMITATION ON SELLER'S INDEMNITY                       41
SECTION 12.12  EXCLUSIVE REMEDY                                       41
SECTION 12.13  DEFENSES AND COUNTERCLAIMS                             41
SECTION 12.14  ANTI-INDEMNITY STATUTE                                 42

ARTICLE 13.    DISCLAIMERS; CASUALTY LOSS AND CONDEMNATION            42
SECTION 13.01  DISCLAIMERS OF REPRESENTATIONS AND WARRANTIES          42
SECTION 13.02  NORM                                                   43
SECTION 13.03  CASUALTY LOSS; CONDEMNATION                            44

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Article 14     Miscellaneous                                          44
SECTION 14.01  NAMES                                                  44
SECTION 14.02  EXPENSES                                               44
SECTION 14.03  DOCUMENT RETENTION                                     45
SECTION 14.04  ENTIRE AGREEMENT                                       45
SECTION 14.05  WAIVER                                                 45
SECTION 14.06  CONSTRUCTION                                           45
SECTION 14.07  NO THIRD PARTY BENEFICIARIES                           45
SECTION 14.08  ASSIGNMENT                                             45
SECTION 14.09  GOVERNING LAW; VENUE                                   46
SECTION 14.10  NOTICES                                                46
SECTION 14.11  SEVERABILITY                                           47
SECTION 14.12  INTERPRETATION                                         47
SECTION 14.13  CONSPICUOUSNESS                                        49
SECTION 14.14  DECEPTIVE TRADE PRACTICES WAIVER                       49
SECTION 14.15  TIME OF THE ESSENCE                                    49
SECTION 14.16  COUNTERPART EXECUTION                                  49





































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                             EXHIBITS AND SCHEDULES

Exhibit A             Subject Interests and Surface Agreements
Exhibit B             Wells
Exhibit C             Allocated Values
Exhibit D             Form of Assignment and Bill of Sale
Exhibit E             Form of Mineral Quitclaim Deed
Exhibit F             Transition Matters
Exhibit G             Form of Assignment Agreement
Exhibit H             Form of Parent Guarantee

Schedule 1.03(m)      Excluded Electronic Equipment
Schedule 4.06         Rights of Preferential Purchase
Schedule 4.07         Consents to Assignment
Schedule 5.06         Litigation
Schedule 5.07         Pending Tax Audits
Schedule 5.08         Authorizations for Expenditures
Schedule 5.13         Bonds
Schedule 5.16         Hydrocarbon Sales Agreements
Schedule 7.01(a)(iv)  Pending Contract Matters

                             TABLE OF DEFINED TERMS

Agreement. . . . . . . . . .    1  Lands                                   1
Allocated Values . . . . . .    6  Laws                                   12
Assets . . . . . . . . . . .    1  Lease and Leases                        1
Assignment . . . . . . . . .   11  Marketable Title                        7
Assignment Agreement . . . .   45  material                               48
Assumed Obligations. . . . .   36  Material Adverse Effect                48
Breach . . . . . . . . . . .   48  Mineral Quitclaim Deed                 11
Buyer. . . . . . . . . . . .    1  NORM                                   43
Buyer's Environmental Review   15  Notice of Disagreement                 31
Casualty . . . . . . . . . .   44  OPA                                    17
Casualty Loss. . . . . . . .   44  Parent Guarantee                       34
CERCLA . . . . . . . . . . .   16  Party                                   1
Claims . . . . . . . . . . .   39  PDNP                                    6
Closing. . . . . . . . . . .   30  Permits                                 2
Closing Date . . . . . . . .   30  Permitted Encumbrances                 11
Contracts. . . . . . . . . .    3  Plugging and Abandonment
Deposit. . . . . . . . . . .    5  Obligations                            37
Documents. . . . . . . . . .   45  Probable and/or Possible Locations      6
Effective Time . . . . . . .    7  PUD Locations                           6
Environmental Defect . . . .   16  Purchase Price                          5
Environmental Defect Value .   17  Purchase Price Allocations and
Environmental Information. .   16  Adjustments                            31
Environmental Laws . . . . .   16  RCRA                                   16
Environmental Obligations. .   38  Records                                 3
Equipment. . . . . . . . . .    2  Representatives                        39
Examination Period . . . . .    7  Retained Obligations                   37
Excluded Assets. . . . . . .    3  Seller                                  1
Expiration Date. . . . . . .   41  Statement                              31
Facilities . . . . . . . . .    2  Subject Interest or Subject Interests   2
Final Settlement Date. . . .   31  Surface Agreements                      2
Final Settlement Statement .   31  Tax                                    48
Governmental Authority . . .   16  Title Claim Date                        8
Hydrocarbons . . . . . . . .    1  Title Defect                            7
includes or including. . . .   48  Title Defect Value                      8
Independent Expert . . . . .   19  Wells                                   2
knowledge or knowingly . . .   48  WYOMING INVENTORY                       2

                          PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (this "Agreement") is made and entered into this 2nd day of February, 2011, by and between J.M. HUBER CORPORATION, a New Jersey corporation ("Seller"), and HIGH PLAINS GAS, INC., a Nevada corporation ("Buyer"). Buyer and Seller are collectively referred to herein as the "Parties," and are sometimes referred to individually as a "Party."

                                R E C I T A L S:

WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Assets (as defined below), all upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) cash in hand paid and of the mutual benefits derived and to be derived from this Agreement by each Party, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

                                   ARTICLE  1

                                     ASSETS

SECTION 1.01 Agreement to Sell and Purchase. Subject to and in accordance with the terms and conditions of this Agreement, Buyer agrees to purchase the Assets from Seller, and Seller agrees to sell the Assets to Buyer.

SECTION 1.02 Assets. Subject to Section 1.03, the term "Assets" shall mean all of Seller's right, title and interest in and to:

(a) The oil, gas and other mineral leases described on Exhibit A (collectively, the "Leases" and singularly a "Lease") and any overriding royalty interests, royalty interests, fee mineral interests, non-working or carried interests, operating rights, record title and other rights and interests described in Exhibit A, together with the lands covered thereby or pooled, communitized or unitized therewith (the "Lands"), but excluding any specifically described depths or intervals set forth in Exhibit A, however including in the defined terms Leases and Lands the following: (i) all right, title and interest of Seller in and to any other mineral interests of any nature (A) located in, on, or under the Lands, or (B) which are attributable to the proration or spacing unit or designated pooled or communitized unit for any of the Wells (as hereinafter defined), in each case whether or not described in or omitted from Exhibit A, (ii) all rights with respect to any pooled, communitized or unitized interest or contract area under any effective operating agreement by virtue of any Leases and Lands or the interests described in clause (i) above being a part thereof, and (iii) all production of oil, gas (including coalbed methane), associated liquids, other hydrocarbons and other lease substances under the Leases (collectively "Hydrocarbons") from and after the Effective Time from the Leases and the

Lands, and from any such pooled, communitized, or unitized interest or affected contract area and allocated to any such Leases and Lands or the interests described in clause (i) above (the Leases, the Lands, and the rights described in clauses (i) and (ii) above, and the Hydrocarbons described in clause (iii) above, being collectively referred to as the "Subject Interests" or, singularly, a "Subject Interest");

(b) all easements, rights-of-way, servitudes, surface leases, surface use agreements, water management or handling agreements, water disposal agreements, agreements pertaining to water wells and other rights or agreements related to the use of the surface and subsurface (the "Surface Agreements"), in each case to the extent used in connection with the operation of the Subject Interests, recorded or unrecorded, including those Surface Agreements described in Exhibit A;

(c) to the extent assignable or transferable, all permits (including without limitation those relating to the production or discharge of water), licenses, franchises, consents, approvals, and other similar rights and privileges (the "Permits"), in each case to the extent used in connection with the operation of the Subject Interests;

(d) all equipment, machinery, fixtures, spare parts, the inventory at Seller's Gillette and Sheridan, Wyoming storage yards (the "Wyoming Inventory"), other inventory, and other personal property (including Seller's leasehold interests therein subject to any necessary consents to assignment) used in connection with the operation of the Subject Interests or in connection with the production, treatment, compression, gathering, transportation, sale, or disposal of Hydrocarbons and any water, by-products or waste produced therewith or otherwise attributable to the Subject Interests (collectively, "Equipment"); all wells located on the Leases or the Lands or on lands pooled, communitized, or unitized therewith or on any contract area under an effective operating agreement that affects the Leases or Lands and whether producing, shut in, or abandoned, and whether for production, monitoring, produced water injection or disposal, or otherwise, and including without limitation those Wells described in Exhibit B (collectively, the "Wells") together with all of Seller's interests within the spacing, producing, proration, federal exploratory, enhanced recovery, or governmentally prescribed unit attended to the Wells, wellhead equipment, telemetry and SCADA equipment, pumps, pumping units, flowlines, gathering systems, pipe, tanks, treatment facilities, injection facilities, disposal facilities, compression facilities, and other materials, furniture, supplies, buildings, vehicles, trailers, and offices located in Houston, Texas, Sheridan, Wyoming and Denver, Colorado used in connection with the Subject Interests and the other matters described in this definition of Assets (the "Facilities");

(e) to the extent assignable or transferable, (i) all Surface Agreements, contracts, agreements, drilling contracts, equipment leases, production sales and marketing contracts, farm-out and farm-in agreements, operating agreements, unit agreements, gas gathering and transportation agreements and other contracts, agreements, and arrangements, relating to the Subject Interests and the other matters described in this definition of Assets, and subject to, and in accordance with, any limitations set forth in such agreements, (ii) equipment leases and rental contracts, supply agreements, and (iii) the leases covering the Houston, Texas, Denver, Colorado, and Sheridan, Wyoming offices, and other contracts, agreements, and arrangements relating to the Subject Interests and the other matters described in this definition of Assets (the agreements identified in clauses (i), (ii) and (iii) above being, collectively, the "Contracts"); and

(f) all files, records, and data relating to the items described in Sections 1.02(a) through (e) maintained by Seller including, without limitation, the following, if and to the extent that such files exist: all books, records, reports, manuals, files, title documents (including correspondence), records of production and maintenance, revenue, sales, expenses, warranties, lease files, land files, well files, division order files, abstracts, title opinions, assignments, reports, property records, contract files, operations files, copies of tax and accounting records (but excluding Federal and state income tax returns and records) and files, maps, core data, gas content data, coal yield and thickness data, Hydrocarbon analysis, well logs, mud logs, field studies together with other files, contracts, and other records and data including all geologic (but not geophysical) data and maps, but excluding from the foregoing those files, records, and data subject to written unaffiliated third party contractual restrictions on disclosure or transfer (the "Records"). To the extent that any of the Records contain interpretations of, or analyses prepared by, Seller, Buyer agrees to rely on such interpretations at its sole risk and without any duty on the part of Seller regarding such interpretations.

SECTION 1.03 Excluded Assets. Notwithstanding the foregoing, the Assets shall not include, and there is excepted, reserved and excluded from the sale, transfer and assignment contemplated hereby the following excluded properties, rights and interests (collectively, the "Excluded Assets"):

(a) all trade credits and all accounts, instruments and general intangibles attributable to the Assets with respect to any period of time prior to the Effective Time;

(b)     all  rights  or  Claims  of  Seller  against  any  third  party,

     (i) arising from acts, omissions or events, or damage to or destruction of property, occurring prior to the Effective Time,

     (ii) arising under or with respect to any of the Contracts that are attributable to periods of time prior to the Effective Time (including Claims for adjustments or refunds), or

     (iii)  with  respect  to  any  of  the  other  Excluded  Assets;

(c)     all  rights  and  interests  of  Seller,

     (i) under any policy or agreement of insurance or indemnity,

     (ii) under any bond, or

     (iii) to any insurance or condemnation proceeds or awards arising in each case from acts, omissions or events, or damage to or destruction of property, occurring prior to the Effective Time;

(d) all Hydrocarbons produced from or otherwise attributable to the Subject Interests with respect to all periods prior to the Effective Time, together with all proceeds from the sale of such Hydrocarbons, and all Tax credits attributable thereto;

(e) all Claims of Seller for refunds of or loss carry forwards with respect to

     (i) ad valorem, severance, production, or any other Taxes attributable to any period prior to the Effective Time,

     (ii)  income,  gross  margin,  or  franchise  Taxes,

     (iii) any Taxes attributable to the other Excluded Assets, and such other refunds, and rights thereto, for amounts paid in connection with the Assets and attributable to the period prior to the Effective Time, including refunds of amounts paid under any gas gathering or transportation agreement;

(f) all amounts due or payable to Seller as adjustments to insurance premiums related to the Assets with respect to any period prior to the Effective Time;

(g) all proceeds, income, or revenues (and any security or other deposits made) attributable to the Assets for any period prior to the Effective Time, or any other Excluded Assets;

(h) subject to Section 1.02(f), all of Seller's proprietary technology and improvements, computer software, patents, trade secrets, copyrights, names, trademarks, logos, and other intellectual property;

(i) all documents and instruments of Seller that are protected by an attorney-client or other privilege, provided that said privilege has not been waived;

(j) data, information, and other property, rights, or interests that cannot be disclosed or assigned to Buyer as a result of a license, confidentiality or similar arrangement;

(k) all proprietary geophysical and seismic data that has been collected or obtained from any seismic surveys or gravity meter surveys covering any portion of the Lands, including any processed or reprocessed data.

(l) all audit rights arising under any of the Contracts or otherwise with respect to any period prior to the Effective Time or to any of the other Excluded Assets;

(m)     all  computers,  printers,  and  other  electronic  equipment  listed on
Schedule 1.03(m) located in any buildings, offices or trailers that may belong to Seller and that may constitute part of the Assets, including, all software and electronic data relating in any way to such electronic equipment (but not the telemetry/SCADA system included in the Assets);

(n) All corporate, income tax, and financial records of Seller not included in the Records; and

(o) all agreements providing for options, swaps, floors, caps, collars, forward sales, or forward purchases involving commodities or commodity prices, or indexes based on any of the foregoing and all other similar agreements and arrangements.

                                   ARTICLE  2

                                 PURCHASE PRICE

SECTION 2.01 Purchase Price. The total consideration for the purchase, sale, and conveyance of the Assets to Buyer and Buyer's assumption of the Assumed Obligations and all other liabilities provided for in this Agreement, is Buyer's payment to Seller of the sum of Thirty-Five Million Dollars ($35,000,000) (the "Purchase Price"), as adjusted in accordance with the provisions of this Agreement.

SECTION  2.02     Deposit.

(a) Buyer shall deliver to Seller a performance guarantee deposit in an amount equal to Two Million Dollars ($2,000,000) (the "Deposit") in accordance with wire transfer instructions timely provided by Seller to Buyer. The Deposit shall be delivered as follows:

     (i) Concurrently with this Agreement by Buyer and Seller, Buyer shall deliver to Seller One Million Dollars ($1,000,000.00) in immediately available funds. If this portion of the Deposit is not timely delivered to Seller, this Agreement shall automatically terminate, and neither Party shall have rights or obligations hereunder; and

     (ii) On or before the close of business on February 20, 2011, Buyer shall deliver to Seller in immediately available funds One Million Dollars ($1,000,000.00). If this portion of the Deposit is not timely delivered to Seller, Seller may retain the initial portion of the Deposit paid pursuant to
Section 2.02(a)(i) as liquidated damages and terminate this Agreement, in which event neither Party shall have any rights or obligations under this Agreement; provided, however, Buyer's obligations under Section 4.09(a)(viii) shall survive such termination.

(b) Subject to the proviso set forth in Section 11.01, if this Agreement is terminated by Seller pursuant to Section 11.01(b) or Section 11.01(d) and Seller does not waive the non-satisfaction of any conditions to Closing set forth in Article 8, Seller shall retain the Deposit as liquidated damages. Buyer and Seller acknowledge and agree that (i) Seller's actual damages upon the event of such a termination are difficult to ascertain with any certainty, (ii) the Deposit is a reasonable estimate of such actual damages, and (iii) such liquidated damages do not constitute a penalty.

(c) Subject to the proviso set forth in Section 11.01, if this Agreement is terminated (i) by Buyer pursuant to Section 11.01(c) and Buyer does not waive the non-satisfaction of any conditions to Closing set forth in Article 9 or (ii) by Buyer or Seller pursuant to Section 11.01(a), Section 11.01(e), Section 11.01(f), Section 11.01(g), or Section 13.03(c), then Seller shall promptly return the Deposit to Buyer in immediately available funds pursuant to wire transfer instructions to be provided timely by Buyer to Seller within three (3) business days after the event giving rise to such return obligation. Buyer and Seller shall thereupon have the rights and obligations set forth elsewhere herein.

(d)     If  all  conditions  precedent to the obligations of Seller set forth in
Article 8 have been met, then notwithstanding any provision in this Section 2.02 to the contrary, if Closing does not occur because Seller wrongfully fails to tender performance at Closing or otherwise Breach this Agreement in any respect prior to Closing, and Buyer is ready and otherwise able to close, at Buyer's sole election, either (i) Seller shall return the Deposit to Buyer within three
(3)  business  days  after the determination that the Closing will not occur, or
(ii) Buyer shall have the right to pursue specific performance of this Agreement, provided that Buyer must file an action for specific performance within 21 days of Seller's Breach. If Buyer elects to pursue specific performance, Buyer must pursue specific performance as its sole and exclusive remedy in lieu of all other legal and equitable remedies. If such action for specific performance is not filed within 21 days of Seller's Breach or if Buyer is unsuccessful for any reason other than a Breach of this Agreement by Buyer, Buyer shall be deemed to have waived all legal and equitable remedies and its sole remedy for Seller's Breach of this Agreement shall be limited to the prompt return of the Deposit.

SECTION 2.03 Allocated Values. The Purchase Price is allocated among the Assets (including the Wells, PUD Locations, PDNP, and Probable and/or Possible Locations) as set forth in Exhibit C (the "Allocated Values"). In no event shall the aggregate of the Allocated Values of any Wells, PUD Locations, PDNP, and Probable and/or Possible Locations exceed the unadjusted Purchase Price. The term "PUD Locations" means those Proved Undeveloped potential well locations specifically identified in Exhibit C. The term "PDNP" means Proved Developed Not Producing intervals as specifically identified on Exhibit C. The term "Probable and/or Possible Locations" means those locations specifically identified and designated as such on Exhibit C. Seller and Buyer agree that the Allocated Values shall be used to compute any adjustments to the Purchase Price pursuant to the provisions of Article 4. Any adjustment to the Purchase Price hereunder shall be reflected in the allocation set forth in Exhibit C consistent with Treasury Regulation Section 1.1060-IT(f). For tax purposes, the Parties agree to report the transactions contemplated by this Agreement in a manner consistent with the terms of this Agreement, including the allocations set forth above as of the Closing Date, and that neither Party will take any position inconsistent therewith, including in any tax return, refund claim, litigation, arbitration or otherwise. Notwithstanding the foregoing, on Exhibit C there shall be a single line item for the Allocated Value for the Wyoming Inventory.

                                   ARTICLE  3

                                 EFFECTIVE TIME

SECTION 3.01 Ownership of Assets. If the transactions contemplated hereby are consummated in accordance with the terms and provisions hereof, the ownership of the Assets shall be transferred from Seller to Buyer on the Closing Date, but effective for all purposes as of 7:00 a.m. local time at the location of the Assets on December 1, 2010 (the "Effective Time").

                                   ARTICLE  4

                        TITLE AND ENVIRONMENTAL MATTERS

SECTION 4.01 Examination Period. From the date of this Agreement until 5:00 p.m. CST on the date which is seven (7) days prior to the Closing Date (the "Examination Period"), Seller shall permit Buyer and/or its representatives to examine, and Seller shall cooperate with and make available to Buyer and its representatives during normal business days and hours at a location designated by Seller, all abstracts of title, title opinions, title files, ownership maps, lease, Well and division order files, assignments, operating, and accounting records and all Surface Agreements, Permits, Contracts, and other agreements, data, analyses, and information pertaining to the Assets insofar as same may now be in existence and in the possession of Seller, subject to such restrictions upon disclosure as may exist under confidentiality or other agreements binding upon Seller and relating to such data. If any such items are subject to restrictions on disclosure to Buyer, then Seller shall use reasonable efforts to obtain waivers of such restrictions sufficient to permit Buyer to review the items. If unable to lift such restrictions, Seller shall disclose to Buyer so much of any such item as it may without violating the restrictions and, to the extent allowed under the restrictions, describe to Buyer the general nature of any such restricted disclosure item.

SECTION 4.02 Title Defects. The term "Title Defect" means (a) any encumbrance on, encroachment on, irregularity in, defect in, or objection to Seller's ownership of the Assets (excluding Permitted Encumbrances) that causes Seller not to have Marketable Title to a Well, a PUD Location, a PDNP or a Probable and/or Possible Location as described in Exhibit C; or (b) any default by Seller under a lease, farm-out agreement, or other contract or agreement that would (i) have a material and adverse effect on the operation, value, or use of such Asset, (ii) prevent Seller from receiving the proceeds of production attributable to Seller's interest therein, or (iii) result in cancellation of all or a portion of Seller's interest therein. The term "Marketable Title" means such ownership by Seller in the Assets that, subject to and except for the Permitted Encumbrances:

(a) entitles Seller to receive not less than the percentage set forth in Exhibit C as the Seller's Net Revenue Interest of all Hydrocarbons produced, saved and marketed from such Well, PUD Location, PDNP, or Probable and/or Possible Locations described in such exhibit, all without reduction, suspension, or termination of such interest throughout the productive life of such Well, except as specifically set forth in such exhibit;

(b) obligates Seller to bear not greater than the percentage set forth in Exhibit C as the Seller's Working Interest of the costs and expenses relating to the maintenance, development, and operation of such Well, PUD Location, PDNP, or Probable and/or Possible Locations, all without increase throughout the productive life of such Well, except as specifically set forth in either of such exhibits; and

(c)     is  free  and  clear  of  all liens, encumbrances, and defects in title.

Subject to the limitations of Section 4.14, Breaches of Seller's representations and warranties contained in Section 5.07 through Section 5.24 (other than those also constituting Title Defects and Environmental Defects which are addressed elsewhere in this Agreement) discovered prior to the Closing shall be treated as Title Defects for purposes of making pre-Closing adjustments to the Purchase Price.

SECTION 4.03 Notice of Title Defects. In order to exercise its rights under this Section, Buyer shall provide Seller notice of all Title Defects no later than 5:00 p.m. CST on March 8, 2011 (the "Title Claim Date"). To be effective, such notice must (a) be in writing, (b) be received by Seller on or prior to the Title Claim Date, (c) describe the Title Defect in reasonable detail (including any alleged variance in the Net Revenue Interest or Working Interest), (d) identify the specific Asset or Assets affected by such Title Defect, (e) include the Title Defect Value, as reasonably determined by Buyer in good faith, and (f) comply with the limitations and Title Defect Value qualifications set forth in
Section 4.14. Any matters that constitute Title Defects, but of which Seller has not been specifically notified by Buyer in accordance with the foregoing, shall be deemed to have been waived by Buyer for all purposes and shall constitute Permitted Encumbrances and Assumed Obligations hereunder. Upon receipt of notices of Title Defects, the Parties shall meet and determine upon which of the Title Defects, Title Defect Values, and methods of cure the Parties have reached agreement. Upon the receipt of such notice from Buyer, Seller shall have the option, but not the obligation, for a period ending ninety (90) days after the Closing to cure such defect. If Seller should not elect to cure a Title Defect, and no aspect of such defect is reasonably in dispute, the Purchase Price shall be adjusted for such defect by the amount of the Title Defect Value.

(a) The value attributable to each Title Defect (the "Title Defect Value") that is asserted by Buyer in the Title Defect notices shall be determined based upon the criteria set forth below:

     (i) If the Title Defect is a lien upon any Asset, the Title Defect Value is the amount necessary to be paid to remove the lien from the affected Asset;

     (ii) If the Title Defect asserted is that the Net Revenue Interest attributable to any Well, PUD Location, PDNP, or Probable and/or Possible Locations is less than that stated in Exhibit C, then the Title Defect Value shall be the absolute value of the number determined by the following formula:

          Title Defect Value = A x (1-[B/C])

          A = Allocated Value for the affected Asset

          B = Correct Net Revenue Interest for the affected Asset

          C = Net Revenue Interest for the affected Asset as set forth on Exhibit C.

     (iii) If the Title Defect represents an obligation, encumbrance, burden, or charge upon the affected Asset (including any increase in Working Interest for which there is not a proportionate increase in Net Revenue Interest) for which the economic detriment to Buyer is unliquidated, the amount of the Title Defect Value shall be determined by taking into account the Allocated Value of the affected Asset, the portion of the Asset affected by the Title Defect, the legal effect of the Title Defect, the potential discounted economic effect of the Title Defect over the life of the affected Asset, and the Title Defect Values placed upon the Title Defect by Buyer and Seller;

     (iv) If a Title Defect is not in effect or does not adversely affect an Asset throughout the entire post Effective Time productive life of such Asset, such fact shall be taken into account in determining the Title Defect Value;

     (v) The Title Defect Value of a Title Defect shall be determined without duplication of any costs or losses included in another Title Defect Value hereunder;

     (vi) Notwithstanding anything herein to the contrary, in no event shall a Title Defect Value exceed the Allocated Value of the Wells, PUD Locations, PDNP, Probable and/or Possible Locations, or other Assets affected thereby;

     (vii) If the Title Defect Value of an Asset is equal to the Allocated Value of such Asset, the affected Asset shall remain in the purchase and sale contemplated by this Agreement, but the Purchase Price shall be adjusted accordingly;

     (viii) Notwithstanding the provisions of this Section 4.03 to the contrary, the Title Defect Value of any Title Defect comprising a required consent not obtained (other than consents customarily obtained after Closing) shall be determined subject to any accommodation implemented pursuant to Section 4.07; and

     (ix) Such other factors as are reasonably necessary to make a proper evaluation.

(b)     The  term  Title  Defect  shall  not  include:

     (i) Defects based solely on an assertion that Seller's files lack information, provided that any missing material information can be obtained by the reasonable efforts of Buyer;

     (ii) Defects in the early chain of title consisting of the failure to recite marital status in a document or omissions of successors of heirship or estate proceedings, unless Buyer provides a reasonable basis for the assertion that such failure or omission has resulted in a third party's actual and superior claim of title to the affected Asset;

     (iii)  Defects  arising  out  of  lack  of  survey;

     (iv) Defects arising out of lack of corporate or other entity authorization unless Buyer provides a reasonable basis for the assertion that the action was not authorized and that such lack of authorization has resulted in a third party's actual and superior claim of title to the affected Asset;

     (v)  [Intentionally  Omitted]

     (vi) Defects asserting a change in an applicable Working Interest or Net Revenue Interest based on a change in drilling and spacing units, tract allocation or other changes in pooling or unit participation occurring after the date of this Agreement;

     (vii) Those matters that do not impair marketability in accordance with the applicable title standards for the State in which the affected Asset is located;

     (viii) Title requirements customarily considered as advisory or which can be waived as a matter of prudent business judgment; and

     (ix) The lack of title in the name of Seller as to those Assets in which Seller's rights and interest are created by an operating agreement or any other instrument by which Seller has rights or interests, or has the right to acquire other interests.

SECTION  4.04     Remedies  for  Title  Defects.

(a) For any Title Defect noticed pursuant to Section 4.03 that has not been cured at or prior to Closing, the Purchase Price shall, subject to the provisions of Section 4.14, be decreased at Closing by either (i) the amount the Parties acting reasonably and in good faith agree in lieu of a cure of the asserted Title Defect, or (ii) with respect to any Title Defect for which the Parties have not yet agreed as to the validity of the Title Defect, the Title Defect Value, or the manner of cure, then by the amount of the Title Defect Value asserted by Buyer for such uncured or unadjusted Title Defect.

(b) Notwithstanding anything to the contrary in this Section 4.04, if any Title Defect is in the nature of a consent to assignment that is not obtained or other restriction on assignment, the provisions of Section 4.07 shall apply.

(c) If at the expiration of thirty (30) days after Closing, the Parties have not agreed upon the validity of any asserted Title Defect, the appropriate cure of the same, or the Title Defect Value attributable thereto, either Party shall have the right to elect to have any such dispute determined by an Independent Expert pursuant to Section 4.13.

(d) Once a Title Defect is cured by Seller at its sole cost and expense to Buyer's reasonable satisfaction, or the existence or value of the Title Defect is determined with finality either by agreement between the affected Parties or in accordance with Section 4.13, Buyer shall promptly pay to Seller (i) in the case of a Title Defect which is cured, the amount the Purchase Price was decreased at Closing as a result of this previously uncured Title Defect or (ii) in the case of an Asset affected by an unresolved Title Defect and for which the validity of the Title Defect or the Title Defect Value is determined with finality whether by agreement or in accordance with Section 4.13, the difference, if any, between the amount the Purchase Price was decreased at Closing as a consequence of such asserted and unresolved Title Defect and the amount determined with finality.

SECTION 4.05 Special Warranty of Title. The documents to be executed and delivered by Seller to Buyer, transferring title to the Assets as required hereby, including the Assignment and Bill of Sale the form of which (subject to modification to meet state recording statute requirements) is attached hereto as Exhibit D (the "Assignment"), shall provide for a special warranty of title, by, through, and under Seller, subject to the Permitted Encumbrances and the terms of this Agreement; provided, however, certain fee mineral interests located in the State of Wyoming shall be conveyed by Mineral Quitclaim Deeds in the form of Exhibit E attached hereto. The term "Permitted Encumbrances" shall mean any of the following matters to the extent the same are valid and subsisting and affect the Assets:

(a) any (i) undetermined or inchoate liens or charges constituting or securing the payment of expenses that were incurred incidental to the maintenance, development, production, or operation of the Assets or for the purpose of developing, producing, or processing Hydrocarbons therefrom or therein, and (ii) materialman's, mechanics', repairman's, employees', contractors', or operators' liens or other similar liens or charges for liquidated amounts arising in the ordinary course of business (A) that Seller has agreed to retain or pay pursuant to the terms hereof, or (B) for which Seller is responsible for paying or releasing at the Closing;

(b) any liens for Taxes and assessments not yet delinquent or, if delinquent, that are being contested in good faith in the ordinary course of business and for which

Seller has agreed to pay pursuant to the terms hereof or which have been prorated pursuant to the terms hereof;

(c) the terms, conditions, restrictions, exceptions, reservations, limitations, and other matters contained in (including any liens or security interests created by Law or reserved in Leases for royalty, bonus or rental, or created to secure compliance with the terms of) the Contracts, Surface Agreements, Leases, and any other agreements, instruments, documents, and other matters described or referred to in any Exhibit or Schedule hereto, or other terms in such instruments that create or reserve to Seller its interest in the Assets; provided, that, such matters do not operate to (i) reduce the Net Revenue Interest of Seller in any Well, PUD Location, PDNP, or Probable and/or Possible Locations as reflected in Exhibit C, or (ii) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the Working Interest of Seller with respect to any Well, PUD Location, PDNP, or Probable and/or Possible Locations as reflected in Exhibit C, unless there is a proportionate increase in Seller's applicable Net Revenue Interest;

(d)     any  obligations  or  duties  affecting  the  Assets to any Governmental
Authority with respect to any franchise, grant, license, or permit, and all applicable federal, state, and local laws, rules, regulations, guidances, ordinances, decrees, and orders of any Governmental Authority ("Laws");

(e) any (i) easements, rights-of-way, servitudes, permits, surface leases, and other rights in respect of surface operations, pipelines, grazing, hunting, lodging, canals, ditches, reservoirs, or the like, and (ii) easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways, and other similar rights-of-way on, over, or in respect of property owned or leased by Seller or over which Seller owns rights-of-way, easements, permits, or licenses;

(f) all royalties, overriding royalties, net profits interests, carried interests, production payments, reversionary interests, and other burdens on or deductions from the proceeds of production created or in existence as of the Effective Time, whether recorded or unrecorded, that do not (i) reduce the Net Revenue Interest of Seller in any Well, PUD Location, PDNP, or Probable and/or Possible Locations and as reflected in Exhibit C, or (ii) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the Working Interest of Seller with respect to any Well, PUD Location, PDNP, or Probable and/or Possible Locations as reflected in Exhibit C, unless there is a proportionate increase in Seller's applicable Net Revenue Interest;

(g) preferential rights to purchase or similar agreements (i) with respect to which (A) waivers or consents are obtained from the appropriate parties for the transaction contemplated hereby, or (B) required notices have been given for the transaction contemplated hereby to the holders of such rights and the appropriate period for asserting such rights has expired without an exercise of such rights, or (ii) not exercised prior to Closing, subject to Section 4.06;

(h) required third party consents to assignments or similar agreements with respect to which (i) waivers or consents have been obtained from the appropriate parties for the transaction contemplated hereby, or (ii) required notices have been given for the transaction contemplated hereby to the holders of such rights and the appropriate period for asserting such rights has expired without an exercise of such rights;

(i) all rights to consent by, required notices to, filings with, or other actions by, Governmental Authorities in connection with the sale, transfer, or conveyance of the Assets that are customarily obtained after such sale or conveyance;

(j) production sales contracts; division orders; contracts for sale, purchase, exchange, or processing of Hydrocarbons; unitization and pooling designations, declarations, orders, and agreements; operating agreements; agreements of development; area of mutual interest agreements; gas balancing or deferred production agreements; processing agreements; plant agreements; pipeline, gathering, and transportation agreements; injection, repressuring, and recycling agreements; water or other disposal agreements; seismic or geophysical permits or agreements; and any and all other agreements that are ordinary and customary to the oil, gas, and other mineral exploration, development, processing, or extraction business or in the business of processing of gas and gas condensate production for the extraction of products therefrom; provided, that, such matters do not (i) reduce the Net Revenue Interest of Seller in any Well, PUD Location, PDNP, or Probable and/or Possible Locations as reflected in Exhibit C or (ii) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the Working Interest of Seller with respect to any Well, PUD Location, PDNP, or Probable and/or Possible Locations as reflected in Exhibit C, unless there is a proportionate increase in Seller's applicable Net Revenue Interest;

(k) rights reserved to or vested in any Governmental Authority to control or regulate any of the Wells or units included in the Assets and the applicable laws, rules, and regulations of such Governmental Authorities;

(l) all defects and irregularities affecting the Assets which individually or in the aggregate do not (i) reduce the Net Revenue Interest of Seller in any Well, PUD Location, PDNP, or Probable and/or Possible Locations as reflected in Exhibit C, (ii) increase the proportionate share of costs and expenses of leasehold operations attributable to or to be borne by the Working Interests of Seller with respect to any Well, PUD Location, PDNP, or Probable and/or Possible Locations as reflected on Exhibit C unless there is a proportionate increase in Seller's applicable Net Revenue Interest, or (iii) otherwise result in a material and adverse interference with the operation, value, or use of the Assets;

(m) conventional rights of reassignment arising upon decision to surrender or abandon an interest; and

(n) such Title Defects as Buyer has waived pursuant to Section 4.03 or otherwise waived in writing by Buyer in accordance with any other provision in this Agreement other than pursuant to Section 4.03.

SECTION  4.06     Preferential  Rights  to  Purchase.

(a) After consultation with Buyer, Seller shall use its reasonable efforts, but without any obligation to incur anything but reasonable costs and expenses in connection therewith, to comply with all preferential right to purchase provisions relative to any Asset prior to the Closing, including those rights of preferential purchase identified on Schedule 4.06.

(b) Prior to the Closing, Seller shall promptly notify Buyer if any of such preferential purchase rights are exercised or if the requisite period has elapsed without such rights having been exercised.

(c) If a third party who has been offered an interest in any Asset pursuant to a preferential right to purchase elects prior to the Closing to purchase all or part of such Assets, and the closing of such transaction does occur on or before the Closing Date, then the interest or part thereof so affected will be eliminated from the Assets and the Purchase Price shall be reduced by the Allocated Value of such Assets. If any such third party has elected to purchase all or a part of an interest in any Asset subject to a preferential right to purchase, but has failed to close the transaction by the Closing Date, then all of the Assets will be conveyed to Buyer at Closing, without adjustment to the Purchase Price, and on the Closing Date Buyer shall, as an Assumed Obligation, assume all duties, obligations, and liabilities, of any kind or nature, arising from, out of, or in connection with, any enforceable preferential right to purchase that is outstanding, and, if exercised, Buyer shall receive the payment therefor and shall assign the affected portion of the Assets to the holder of such exercised preferential right to purchase. In addition, in the event an interest is offered by Seller pursuant to a preferential right to purchase for which notice has been given but the time period for response by the holder of such right extends beyond Closing, such interest shall be conveyed to Buyer at the Closing, without reduction to the Purchase Price, and shall be subject to such preferential right of purchase.

SECTION 4.07 Consents to Assignment. If any Asset is subject to a Title Defect as a result of a consent to assignment not having been obtained, including those consents to assignment set forth on Schedule 4.07, or, of the existence of other restrictions on assignment or conveyance, the following provisions shall apply:

(a) Buyer and Seller shall cooperate in any reasonable and lawful arrangement proposed to provide Buyer with the benefits of ownership of the affected Asset without breaching the consent requirement or restriction comprising such Title Defect; and

(b) If such arrangement involves Seller retaining actual title with beneficial title being assigned to Buyer at the Closing, then:

     (i) only such beneficial title shall be assigned to Buyer at the Closing, without any adjustment to the Purchase Price for such Title Defect; and

     (ii) if such consent is obtained or such restriction eliminated following the Closing, then Seller shall execute and deliver to Buyer an assignment of Seller's retained title and any related obligations consistent with the terms of this Agreement.

SECTION  4.08     [Intentionally  Omitted].

SECTION 4.09 Environmental Review. Buyer may conduct an environmental assessment of the Assets prior to the expiration of the Title Claim Date, subject to the following:

(a) Buyer shall have the right to conduct a Phase I (as that term is defined by the American Society for Testing and Materials) environmental review of the Assets prior to the expiration of the Examination Period ("Buyer's Environmental Review") and Seller shall provide to Buyer a copy of any environmental review Seller has in its possession subject to the same terms of confidentiality subsequently set forth herein;

     (i) The cost and expense of Buyer's Environmental Review shall be borne solely by Buyer;

     (ii) All inspections must be coordinated through a designated representative of Seller who may accompany Buyer during the course of Buyer's inspection of the Assets;

     (iii) All environmental assessments shall be conducted by an independent environmental consultant engaged by Buyer at Buyer's expense;

     (iv) Buyer shall give Seller notice not more than seven (7) days and not less than forty-eight (48) hours before any visits by Buyer and/or its consultant to the Assets, and Buyer shall seek and obtain Seller's prior consent (which shall not be unreasonably withheld) before either it or its consultant enters the Assets;

     (v) Buyer shall provide Seller a copy of the Phase I report affecting the Assets promptly after Buyer's receipt and review of the same;

     (vi) Buyer and/or its consultant shall perform all such work in a safe and workmanlike manner, shall not unreasonably interfere with Seller's operations, and shall comply with all Laws of applicable Governmental Authorities;

     (vii) Buyer shall be solely responsible for obtaining any third party consents that are required in order to perform any work comprising Buyer's Environmental Review, and Seller shall cooperate with Buyer in connection with Buyer's efforts to obtain each such third party consent; and

     (viii) Buyer hereby agrees to release and defend, indemnify and hold harmless Seller and Seller's Representatives from and against all Claims made by (or attributable to the acts or omissions of) Buyer or Buyer's Representatives (INCLUDING THOSE RESULTING FROM THE SOLE, JOINT, OR CONCURRENT NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), STRICT LIABILITY OR OTHER LEGAL FAULT OF A SELLER OR ANY OF SELLER'S REPRESENTATIVES) arising out of or relating to Buyer's Environmental Review. The release and indemnity provisions of this
Section 4.09 shall survive termination or Closing of this Agreement notwithstanding anything to the contrary provided for in this Agreement.

(b) Unless otherwise required by applicable Laws, Buyer shall treat any matters revealed by Buyer's Environmental Review and any environmental review provided by Seller to Buyer, including any analyses, compilations, studies, documents, reports or data prepared or generated from such review (the "Environmental Information"), as confidential, and, except as provided below, Buyer shall not disclose any Environmental Information to any Governmental Authority or other third party without the prior written consent of Seller. Buyer may use the Environmental Information only in connection with the transactions contemplated by this Agreement. The Environmental Information shall be disclosed by Buyer to only those persons who need to know the Environmental Information for purposes of evaluating the transaction contemplated by this Agreement, and who agree to be bound by the terms of this
Section 4.09. If Buyer or any third party to whom Buyer has provided any Environmental Information is requested, compelled, or required to disclose any of the Environmental Information, Buyer shall provide Seller with prompt notice sufficiently prior to any such disclosure so as to allow Seller to file for any protective order, or seek any other remedy, as it deems appropriate under the circumstances. If this Agreement is terminated prior to the Closing, upon Seller's request, Buyer shall deliver the Environmental Information, and all copies thereof and works based thereon, to Seller, which Environmental Information shall become the sole property of Seller. Upon request Buyer shall provide copies of the Environmental Information to Seller without charge. The terms and provisions of this Section 4.09(b) shall survive any termination of this Agreement, notwithstanding anything to the contrary.

SECTION  4.10     Definitions  Used  in  Article  4  and  in  this  Agreement.

(a) Environmental Defects. The term "Environmental Defect" shall mean, with respect to any given Asset, a violation of Environmental Laws in effect as of the Effective Time in the jurisdiction in which such Asset is located.

(b) Governmental Authority. The term "Governmental Authority" shall mean the United States and any state, county, city, and political subdivisions that exercises jurisdiction, and any agency, department, board, commission, or other instrumentality thereof.

(c) Environmental Laws. The term "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, or orders of any Governmental Authority pertaining to health and natural resources (but excluding laws, orders, rules, and regulations that pertain to the prevention of waste or the protection of correlative rights) and the protection of wildlife or the environment including, without limitation, the Clean Air Act, as amended, the Clean Water Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Hazardous & Solid Waste Amendments Act of 1984, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Oil Pollution Act of 1990 ("OPA"), any state laws implementing the foregoing federal laws, and any state laws pertaining to the handling of oil and gas exploration and production wastes (including water) or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection laws in effect as of the date hereof which are applicable to the Assets. For purposes of this Agreement, the terms "hazardous substance," "release," and "disposal" have the meanings specified in the applicable
Environmental  Laws  as  in  effect  as  of  the  date  hereof.

(d) Environmental Defect Value. For purposes of this Agreement, the term "Environmental Defect Value" shall mean, with respect to any Environmental
Defect, the estimated costs and expenses net to Seller's interest in the affected portion of the Assets to correct and/or remediate such Environmental Defect in the most cost effective manner reasonably available, consistent with Environmental Laws, taking into account that non-permanent remedies (such as, by way of example but not by limitation or similarity, mechanisms to contain or stabilize hazardous materials, including monitoring site conditions, natural attenuation, risk-based corrective action, institutional controls, or other appropriate restrictions on the use of property, caps, dikes, encapsulation, leachate collection systems, etc.) may be the most cost effective manner reasonably available.

SECTION 4.11 Notice of Environmental Defects. Buyer shall provide Seller notice of all Environmental Defects no later than 5:00 p.m. CST on March 8, 2011. To be effective, such notice must (a) be in writing, (b) be received by Seller prior to the expiration of the Examination Period, (c) describe the Environmental Defect in reasonable detail, including the written conclusion of Buyer that an Environmental Defect exists, which conclusion shall be reasonably substantiated by the factual data gathered in Buyer's Environmental Review, (d) identify the specific Assets affected by such Environmental Defect, (e) set forth the procedures recommended to correct the Environmental Defect, (f) set forth Buyer's reasonable good faith estimate of the Environmental Defect Value, including the basis for such estimate, and (g) comply with the Environmental Defect Value provisions of Section 4.14. Any matters that may otherwise constitute Environmental Defects, but of which Seller has not been specifically notified by Buyer in accordance with the foregoing, together with any environmental matter that does not constitute an Environmental Defect, shall be deemed to have been waived by Buyer for all purposes and constitute an Assumed Obligation. Upon receipt of notices of Environmental Defects, the Parties shall meet and determine upon which of the Environmental Defects, Environmental Defect Values, and methods of correction the Parties have reached agreement. Upon the receipt of such effective notice from Buyer, Seller shall have the option, but not the obligation, to attempt to correct such Environmental Defect during a period expiring 90 days after Closing. If Seller should not elect to correct an Environmental Defect, and no aspect of such defect is in dispute, the Purchase Price shall be adjusted for such defect by the amount of the Environmental Defect Value.

SECTION  4.12     Remedies  for  Environmental  Defects.

(a) If, as of the Closing Date, the Assets are affected by an uncured or otherwise unresolved Environmental Defect noticed pursuant to the provisions of
Section 4.11, the affected portion of the Assets shall not be sold, transferred, or conveyed to Buyer at Closing, and the Purchase Price shall, subject to the terms of Section 4.14, be decreased by the Allocated Value of the portion of the Assets so affected. Thereafter, Buyer and Seller shall act reasonably and in good faith either (i) to agree (y) as to the manner of cure for such Environmental Defect or (z) the value of such Environmental Defect and adjust the Final Settlement Statement in the amount thereof net of any Purchase Price adjustment made at Closing (subject to the terms of Section 4.14), in which event the affected portion of the Assets shall be conveyed to Buyer; provided, that if option (y) is agreed to, no assignment of the affected portion of the Assets shall be made as between Seller and Buyer until such agreed cure is accomplished to Buyer's reasonable satisfaction whereupon the Allocated Value previously deducted from the Purchase Price shall be paid to Seller, or (ii) with respect to any Environmental Defect as to which the Parties are unable to agree within 30 days of Closing as to the validity of the Environmental Defect, the Environmental Defect Value, or the manner of correction, submit such matter to be determined by an Independent Expert pursuant to Section 4.13.

(b) With respect to any Asset which is not sold, transferred, or conveyed to Buyer at the Closing pursuant to the terms of Section 4.12(a), after the Closing and at such time as any Environmental Defect Value or the manner of correction for an Environmental Defect is determined and, in either event, the amount thereof is determined to be less than the Allocated Value for the affected portion of the Assets, Seller shall have the right (i) in the case of an Environmental Defect Value determination, to have the Purchase Price reduced (subject to the terms of Section 4.14), by only the Environmental Defect Value as so determined or (ii) in the case of the cure determination, to elect to cure the Environmental Defect to Buyer's reasonable satisfaction. The consequence of
(i) shall be that Buyer will pay to Seller an amount equal to the Allocated Value for the affected Assets minus the Environmental Defect Value (subject to the terms of Section 4.14) and the affected portion of the Assets previously retained by Seller shall be conveyed to Buyer. The consequence of (ii) shall be that upon achieving Buyer's written acknowledgement that the Environmental Defect has been cured to its reasonable satisfaction, the Allocated Value for such previously retained Asset shall be paid to Seller and the affected portion of the Assets shall be conveyed to Buyer. If no Environmental Defect is determined to exist, Buyer shall pay the Allocated Value attributable to the affected portion of the Assets to Seller, and Seller shall convey the previously retained portion of the Assets to Buyer. If the Environmental

Defect Value or the cost to cure an Environmental Defect is determined to be greater than the Allocated Value of the affected portion of the Assets, Seller may retain the affected portion of the Assets, and the Purchase Price shall be reduced by the Allocated Value attributable to such portion of the Assets.

SECTION  4.13     Independent  Experts.

(a) Without waiving any rights to terminate this Agreement as set forth herein, any disputes regarding Title Defects, Environmental Defects, Title Defect Value, Environmental Defect Value, appropriate cure of any Title Defects or correction of any Environmental Defects, and the calculation of the Statement or the Final Settlement Statement, or revisions thereto, may, subject to the provisions of Section 4.04, Section 4.12, and Section 4.14, be submitted by a Party, with written notice to the other Party, to an independent expert (the "Independent Expert"), who shall serve as the sole and exclusive arbitrator of any such dispute. The Independent Expert shall be selected by the Parties
(acting reasonably and in good faith) within five (5) days following the effective date of said notice. The Independent Expert shall be a person who is independent, impartial, and knowledgeable in the subject matter and substantive laws involved. For example, but not by way of limitation, in the case of a dispute concerning an alleged Environmental Defect, Environmental Defect Value, or cure of the same, the Independent Expert shall have expertise in both the applicable Environmental Laws and environmental science relating to the oil and gas industry.

(b) The Parties shall determine, acting in good faith, the procedures to be followed to facilitate the decision of the Independent Expert. Such procedures shall include the following scenario:

     (i) If the dispute involves the method or adequacy of cure or correction of a Title Defect or Environmental Defect, the Independent Expert shall provide in writing the particulars necessary to cure or correct or to remedy any deficient cure or correction, and shall provide Seller 60 days (or such additional time as reasonable and necessary under the circumstances, but not to exceed 90 days unless specifically agreed to in writing by Seller and Buyer) to effect such cure or correction; and

     (ii) In the event of circumstances described in clause (i) above, Seller at their option may at any time during the 60-day cure period pursuant to clause
(i) (as such period may be extended pursuant to such clause) decline to cure or correct the applicable defect.

(c) If the Parties fail to select an Independent Expert within the five-day period referred to in Section 4.13(a) above, within three (3) days thereafter, each of Buyer and Seller shall choose an Independent Expert meeting the qualifications set forth above, and such experts shall promptly choose a third Independent Expert (meeting the qualifications provided for herein) who alone shall resolve the disputes between the

Parties. Each Party shall bear its own costs and expenses incurred in connection with any such proceeding, and one-half (1/2) of the costs and expenses of the Independent Expert.

(d) Disputes to be resolved by an Independent Expert shall be resolved in accordance with mutually agreed procedures and rules and failing such agreement, in accordance with the rules and procedures for non-administered arbitration set forth in the commercial arbitration rules of the American Arbitration Association. The Independent Expert shall be instructed by the Parties to resolve such dispute as soon as reasonably practicable in light of the circumstances using the terms and provisions of this Agreement with respect to title and environmental matters. The decision and award of the Independent Expert shall be binding upon the Parties and final and non-appealable to the maximum extent permitted by Laws or Environmental Laws, as applicable, and judgment thereon may be entered in a court of competent jurisdiction and enforced by any Party as a final judgment of such court.

(e) All proceedings under this Section 4.13 shall be conducted at a mutually agreed location, or if Buyer and Seller acting reasonably do not mutually agree upon a location for such proceeding, the proceeding shall be conducted in Houston, Texas.

SECTION 4.14 Limitation of Remedies For Title Defects and Environmental Defects. Notwithstanding anything to the contrary contained in this Agreement,

(a) if the Title Defect Value for a given Title Defect, as determined pursuant to this Article 4 does not exceed Ten Thousand Dollars ($10,000) figure, or if the Environmental Defect Value for a given Environmental Defect, as determined pursuant to this Article 4 does not exceed Ten Thousand Dollars ($10,000), such Title Defect, or Environmental Defect shall not qualify for either a Purchase Price adjustment, cure, or correction of such Defect. It is understood and agreed that certain Title Defects may affect various aspects of an individual Lease such as the Wells and the undeveloped locations described in Exhibit C that are located in such Lease. In any such case, and notwithstanding the foregoing pertaining to individual Title Defect Values, for purposes of determining whether the aforementioned Ten Thousand Dollar ($10,000) figure has been achieved, all Title Defect Values affecting any individual Lease shall be aggregated on a Lease by Lease basis, provided, however, if it is determined that a single instrument gives rise to a common Title Defect affecting Wells or undeveloped locations on more than one Lease, the Title Defect Values relating thereto shall also be aggregated in determining whether the aforementioned Ten Thousand Dollar ($10,000) figure has been achieved. Similarly, and to avoid doubt, if there is a series of minor, discrete Environmental Defects, all deriving from a common operative problem (as opposed to a generic type of issue), such discrete Environmental Defects may be aggregated in determining whether the aforementioned Ten Thousand Dollars ($10,000) figure has been achieved for Environmental Defects.

(b) if the aggregate value of all Title Defects does not exceed Five Hundred Thousand Dollars ($500,000), then no adjustment of the Purchase Price shall be made therefor;

(c) if the aggregate value of all Title Defects equals or exceeds Five Hundred Thousand Dollars ($500,000), then the Purchase Price shall be adjusted by only the amount of such aggregate value of such Title Defects in excess of Five Hundred Thousand Dollars ($500,000), it being understood that this Five Hundred Thousand Dollar ($500,000) figure is a deductible and not a threshold;

(d) if the aggregate value of all Environmental Defects does not exceed Five Hundred Thousand Dollars ($500,000), then no adjustment of the Purchase Price shall be made therefor; and

(e) if the aggregate value of all Environmental Defects equals or exceeds Five Hundred Thousand Dollars ($500,000), then the Purchase Price shall be adjusted by only the amount of such aggregate value of the Environmental Defects in excess of Five Hundred Thousand Dollars ($500,000), it being understood that this Five Hundred Thousand Dollar ($500,000) figure is a deductible and not a threshold.

All  Title  Defects and Environmental Defects asserted by Buyer pursuant to this
Article 4 after being resolved in accordance with this Article 4 shall thereafter constitute Permitted Encumbrances and Assumed Obligations, whether or not an adjustment to the Purchase Price is made with respect thereto in accordance with this Article 4.

SECTION 4.15 DISCLAIMER AND WAIVER. EXCEPT AS SET FORTH IN THIS AGREEMENT, SELLER DOES NOT MAKE ANY, AND EXPRESSLY DISCLAIMS ALL REPRESENTATIONS OR WARRANTIES, AND BUYER EXPRESSLY WAIVES ANY SUCH REPRESENTATION OR WARRANTIES, AS TO THE ACCURACY OR COMPLETENESS OF ANY FILE AND/OR OTHER INFORMATION, INCLUDING, PRINTOUTS, EXTRAPOLATIONS, PROJECTIONS, DOCUMENTATION, MAPS, GRAPHS, CHARTS, OR TABLES WHICH REFLECT, DEPICT, PRESENT, PORTRAY, OR WHICH ARE BASED UPON OR DERIVED FROM ANY SUCH INFORMATION AND/OR FILES, INCLUDING MATTERS OF GEOLOGICAL, GEOPHYSICAL, ENGINEERING, OR OTHER SCIENTIFIC INFORMATION THAT MAY BE PROVIDED TO BUYER BY SELLER OR BY OTHERS ON BEHALF OF SELLER. BUYER EXPRESSLY AGREES THAT ANY CONCLUSIONS DRAWN FROM REVIEW OF SUCH INFORMATION AND/OR FILES SHALL BE THE RESULT OF ITS OWN INDEPENDENT REVIEW AND JUDGMENT.

                                   ARTICLE  5

                    REPRESENTATIONS AND WARRANTIES OF SELLER

Seller  represents  and  warrants  to  Buyer  that:

SECTION 5.01 Existence. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey. Seller has full legal power, right, and is authorized to do business, and in good standing, in the States in which the Assets it owns are located.

SECTION 5.02 Legal Power. Seller has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement will not violate, or be in conflict with:

(a) any provision of Seller's articles of incorporation, bylaws, and other governing documents;

(b) except for provisions customarily contained in oil and gas agreements relating to maintenance of uniform interest, preferential purchase rights and consents to assignment, any material agreement or instrument to which Seller is a party or by which Seller or the Assets are bound; or

(c) any judgment, order, ruling, or decree applicable to Seller as a party in interest or any law, rule, or regulation applicable to Seller.

SECTION 5.03 Execution. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite corporate action on the part of Seller as required under its formation documents. This Agreement constitutes the legal, valid, and binding obligation of Seller enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, or other laws relating to or affecting the rights of creditors generally, and by general equitable principles.

SECTION 5.04 Brokers. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements, or understandings made by or on behalf of Seller or any affiliate of Seller for which Buyer has or will have any liabilities or obligations (contingent or otherwise).

SECTION 5.05 Bankruptcy. There are no bankruptcy, reorganization, or arrangement proceedings pending, being contemplated by, or to the knowledge of, Seller threatened against Seller. Seller is not "insolvent" as such term is defined under the Federal Bankruptcy Code or any fraudulent transfer or fraudulent conveyance statute applicable to the transactions contemplated by this Agreement.

SECTION 5.06 Suits and Claims. Except as set forth in Schedule 5.06, there is no litigation or Claims that have been filed by any person or entity or by any administrative agency or Governmental Authority in any legal, administrative, or arbitration proceeding or, to Seller's knowledge, threatened against Seller or the Assets that would impede Seller's ability to consummate the transactions contemplated herein or would have a Material and Adverse Effect on the Assets.

SECTION 5.07 Taxes. To Seller's knowledge, (i) during the period of Seller's ownership of the Assets up to and including the Effective Time, Seller has caused to be timely filed all material Tax returns relating to the Assets, and (ii) Seller has paid or caused to be paid all ad valorem, property, production, severance, mineral documentary, and similar Taxes based upon or measured by its ownership of or the production of Hydrocarbons from the Assets. Except as set forth on Schedule 5.07, there are no pending audits of Seller by any applicable taxing authority with respect to Taxes attributable to the Assets. Except for statutory liens for property Taxes and ad valorem Taxes, that are not yet due, there are no tax liens on or with respect to the Assets.

SECTION 5.08 AFEs. Except as set forth on Schedule 5.08, there are no outstanding authorizations for expenditures or other capital commitments which are binding on the Assets and which individually would require the owner of the Assets after the Effective Time to expend monies in excess of Fifty Thousand Dollars ($50,000).

SECTION 5.09 Compliance with Laws. To Seller's knowledge and except as reflected on Schedule 5.06, Seller's operation (i.e., where Seller is operator of record) of the Assets has been in compliance with Laws where noncompliance with such Laws would have a Material Adverse Effect on the Assets.

SECTION  5.10     Contracts.  To  Seller's  knowledge and except as reflected on
Schedule 5.06, (i) Seller is not in Breach of any of the Contracts, (ii) the Contracts are in full force and effect in accordance with their terms, and (iii) no other party to any of the Contracts is in material Breach thereof.

SECTION 5.11 Production Imbalances. To Seller's knowledge, there are no material production imbalances as of the Effective Time as to any of the Subject Interests.

SECTION 5.12 Payments for Production. Seller is not obligated by virtue of a take or pay payment, call, advance payment, production payment, or other similar payment or obligation (other than royalties, overriding royalties, or similar arrangements that do not cause Seller's NRI to be less than that set forth on Exhibit C), to deliver Hydrocarbons, or proceeds from the sale thereof, attributable to the Leases at some future time without receiving payment therefor at or after the time of delivery at the then market price, and no take or pay credits must be provided before natural gas can be transported through any interstate carrier under FERC Order 500, et al, and there are no obligations on the Assets under FERC Order 451.

SECTION 5.13 Bonds. Seller maintains, and through the Closing will maintain, with respect to the Assets, the bonds described on Schedule 5.13.

SECTION 5.14 Personal Property and Equipment. Seller is the owner of the Equipment free and clear of all liens and encumbrances. Other than in connection with normal and customary prudent operations, Seller has not removed any personal property, Equipment, or fixtures from the Wells, unless it has been replaced with personal property, Equipment, or fixtures of similar grade and utility or placed in Seller's storage yard or used by it on other Seller Wells.

SECTION 5.15 Tax Partnerships. To Seller's knowledge, none of the Assets are subject to partnership within the meaning of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code.

SECTION 5.16 Hydrocarbon Sales Contracts. Except for the Hydrocarbon sales contracts listed in Schedule 5.16, no Hydrocarbons are subject to a sales contract (other than division orders or spot sales agreements terminable on no more than 30 days' notice) and no person has any call upon, option to purchase, or similar rights with respect to the production from the Assets. Proceeds from the sale of oil, condensate, and gas from the Assets are being received in all respects by Seller in a timely manner and are not being held in suspense for any reason.

SECTION 5.17 Area of Mutual Interest and Other Agreements. To Seller's knowledge, no Asset is subject to (or has related to it) any area of mutual interest agreements not disclosed in the Contracts or any farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Time other than the Wells listed on Exhibit B as having an after payout NRI.

SECTION  5.18     Leases.  To  Seller's  knowledge  and  except  as reflected on
Schedule 5.06, Seller has not received a written notice of termination of any of the Leases, and Seller is not in Breach or violation of any of the Leases;
provided, however, that Buyer's remedy for Seller's Breach of this representation and warranty shall be the Title Defect mechanism set forth in
Article  4.

SECTION 5.19 Governmental Permits. To Seller's knowledge, Sellers have all Permits (including, without limitation, permits, licenses, approval registrations, notifications, exemptions, and any other authorizations pursuant to Law) necessary or appropriate to own and operate the Assets as presently being owned and operated. The Permits are in full force and effect and the Assets have been operated in accordance with the terms thereof in all material respects. Seller has not received written notice of any violations in respect of any of the Permits that remain uncured.

SECTION 5.20 No Adverse Change. With respect to the Assets for which Seller is the operator and, to Seller's knowledge with respect to the Assets for which Seller is not the operator, since the time of the information provided in the Scotia Waterous data room, the Assets have been operated in the ordinary course of business consistent with past practices and there has been no event or series of events that have either individually or in combination had a Material Adverse Effect on the Assets.

SECTION 5.21 Unrecorded Interests. To Seller's knowledge, there are no unrecorded interests in the Assets created by, through or under Seller.

SECTION  5.22     Preferential  Rights  and  Consents.  To  Seller's  knowledge,
Schedule 4.06 accurately lists all preferential rights to purchase affecting the Assets, and Schedule 4.07 accurately reflects all Assets subject to a consent to assignment other than those customarily obtained after Closing.

SECTION  5.23     Disclosure  of  Environmental  Information.  Without modifying
Buyer's representation and warranty contained in Section 6.07, to Seller's knowledge, Seller has not intentionally withheld from Buyer any material Environmental Information that, if disclosed, would trigger an adjustment to the Purchase Price under this Agreement due to an Environmental Defect.

SECTION 5.24 Notice of Change. Promptly upon its discovery or identification of same, but in any event prior to Closing, Seller shall provide Buyer written notice of any matter Seller identifies that has a material and adverse effect on or that constitutes a Breach of Seller's representations and warranties under this Agreement.

SECTION 5.25 Representations and Warranties Exclusive. All representations and warranties contained in this Article 5 and expressly made in any document delivered at Closing by Seller pursuant to this Agreement are exclusive, and are given in lieu of all other representations and warranties, express, implied, or statutory.

                                   ARTICLE  6

                    REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that:

SECTION 6.01 Existence . Buyer is a Nevada corporation duly formed, organized, validly existing, and in good standing under the laws of the state of its formation. Buyer has full legal power, right, and authority to carry on its business as such is now being conducted. As of the Closing Date, Buyer will be authorized to do business as a foreign corporation and in good standing in the States in which the Assets are located.

SECTION 6.02 Legal Power. Buyer has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement does not and will not violate, or be in conflict with:

(a) any provision of Buyer's formation documents or other governing documents;

(b) any material agreement or instrument to which Buyer is a party or by which Buyer or its assets are bound; or

(c) any judgment, order, ruling, or decree applicable to Buyer as a party in interest or any law, rule, or regulation applicable to Buyer.

SECTION 6.03 Execution. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby are duly and validly authorized by all requisite organizational action on the part of Buyer. This Agreement constitutes the legal, valid, and binding obligation of Buyer enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or other laws relating to or affecting the rights of creditors generally, and by general equitable principles.

SECTION 6.04 Brokers. No broker or finder is entitled to any brokerage or finder's fee, or to any commission, based in any way on agreements, arrangements, or understandings made by or on behalf of Buyer or any affiliate of Buyer for which Seller has or will have any liabilities or obligations (contingent or otherwise).

SECTION 6.05 Bankruptcy. There are no bankruptcy, reorganization, or arrangement proceedings pending, being contemplated by or to the knowledge of Buyer threatened against Buyer or any affiliate of Buyer.

SECTION 6.06 Suits and Claims. There is no litigation or Claims that have been filed by any person or entity or by any administrative agency or Governmental Authority in any legal, administrative, or arbitration proceeding or, to Buyer's knowledge, threatened against Buyer or any affiliate of Buyer that is reasonably likely to have a material effect on Buyer's ability to consummate the transactions contemplated herein.

SECTION 6.07 Independent Evaluation. Buyer acknowledges that it is an experienced and knowledgeable investor in the oil and gas business, and the business of purchasing, owning, developing, and operating oil and gas properties such as the Assets. If Closing occurs, Buyer represents, warrants, and acknowledges to Seller that it has had full access to the Assets, the officers and employees of Seller, and to the books, records, and files of Seller relating to the Assets. In making the decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon the representations, warranties, covenants, and agreements of Buyer and Seller set forth in this Agreement and Buyer's own independent due diligence and investigation of the Assets, and has been advised by and has relied solely on its own expertise and its own legal, tax, operations, environmental, reservoir engineering, and other professional counsel and advisors concerning this transaction, the Assets and the value thereof. In addition, Buyer acknowledges and agrees that Buyer will be or has been advised by and relies solely on its own expertise, and its legal counsel and any advisors or experts concerning matters relating to Title Defects, and Environmental Defects.

SECTION 6.08 Qualification. As of the Closing, the Buyer shall be, and thereafter shall continue to be, qualified with all applicable Governmental Authorities to own and operate the Assets, including meeting all bonding requirements. In the event any Governmental Authority, as a condition of its approval or consent to the assignment or transfer of any Lease, Well or Permit, requires additional amounts for bonds, Buyer has the ability to provide such increased bond amounts.

SECTION 6.09 Securities Laws. Buyer is acquiring the Assets for its own account or that of its affiliates and not with a view to, or for offer of resale in connection with, a distribution thereof, within the meaning of the Securities Act of 1933, 15 U.S.C. Sec. 77a et seq., and any other rules, regulations, and laws pertaining to the distribution of securities. Buyer has not sought or solicited, nor is Buyer participating with, investors, partners, or other third parties other than its lenders in order to fund the Purchase Price and to close this transaction, and all funds to be used by Buyer in connection with this transaction are Buyer's own funds or those borrowed from its lenders.

SECTION 6.10 No Investment Company. Buyer is not (a) an investment company or a company controlled by an investment company within the meaning of the Investment Company Act of 1940, as amended, or (b) subject in any respect to the provisions of that Act.

SECTION 6.11 Funds. Buyer has cash on hand or third-party financing contractually in place that is not subject to any contingency whatsoever so that at Closing Buyer shall have immediately available funds that shall enable Buyer to pay the full Purchase Price as herein provided and otherwise to perform its obligations under this Agreement.

SECTION 6.12 Notice of Changes. Promptly upon its discovery or identification of same, but in any event prior to Closing, Buyer shall provide to Seller written notice of any matter it so identifies that has a material effect on any of Seller's representations or warranties under this Agreement, or rendering any such warranty or representation untrue or inaccurate.

SECTION 6.13 Representations and Warranties Exclusive. All representations and warranties contained in this Agreement and the documents delivered in connection herewith, are exclusive, and are given in lieu of all other representations and warranties, express, implied, or statutory.

                                   ARTICLE  7

                            OPERATION OF THE ASSETS

SECTION  7.01     Operation  of  the  Assets.

(a) From and after the date of execution of this Agreement, and subject to the provisions of applicable operating and other agreements, Seller shall (i) use reasonable efforts during the period prior to the Closing, to operate and administer the Assets in a manner consistent with its past practices, (ii) make payment of all costs and expenses attributable to the ownership or operation of the Assets and relating to the period prior to the transfer of operations to Buyer, and shall carry on its business with respect to the Assets in substantially the same manner as before execution of this Agreement, (iii) except in the case of an emergency and as reflected on Schedule 5.08, not, without Buyer's express written consent (which consent shall not be unreasonably withheld or delayed), commit to participate in the drilling of any well, or make or enter into any other commitments reasonably anticipated to require future capital expenditures by Buyer in excess of $50,000 net to a Seller's interest for each proposed operation, (iv) not enter into, amend in any material respect, or terminate any material Contract except in a manner consistent with past practices; provided, as to those Contracts described on Schedule 7.01(a)(iv) which are due to expire or expected to be amended prior to the Closing Date, it is agreed Seller may enter into a replacement, amendment, extension or restatement thereof in a manner consistent with Seller's past practices and taking into account prevailing market conditions when any such replacement, amendment, extension or restatement is executed, (v) maintain insurance coverage on the Assets in the amounts and of the types presently in force, (vi) maintain in full force and effect the Leases, the Surface Agreements, and other Assets, and pay all costs and expenses and perform all material obligations of the owner of the Assets promptly when due, (vii) maintain all Permits, (viii) not transfer, sell, remove, hypothecate, encumber, or otherwise dispose of any Assets except for sales and dispositions of Hydrocarbons made in the ordinary course of business consistent with a Seller's past practices, (xi) not grant or create any preferential right to purchase, right of first opportunity, or other transfer restriction or requirement with respect to the Assets except in connection with the renewal or extension of Assets after the Effective Time if granting or creating such right or requirement is a condition of such renewal or extension and then with prompt written notice of such action to Buyer, (x) not elect to become a non-consenting party in any operation proposed by any other Person with respect to the Assets unless requested to do so in writing by Buyer, (xi) maintain the Equipment in at least as good a condition as it is on the date hereof, ordinary wear and tear excepted, (xii) not make any change in any method of accounting or accounting practice or policy with respect to the Assets, and (xiii) not agree to extend any statute of limitations with respect to Taxes or any extension of time with respect to a Tax assessment or deficiency for any Taxes, or make any change in any Tax elections with respect to the Assets.

(b) Buyer acknowledges that Seller owns undivided interests or contract rights in some or all of the Assets, and Buyer agrees that the acts or omissions of the other working interests owners, or parties thereto shall not constitute a violation of the provisions of this Article 7, nor shall any action required by a vote of working interest owners or parties thereto constitute such a violation so long as Seller has voted its interests in a manner that complies with the provisions of this Article 7. Seller will, without penalty for the failure to do so except to the extent that the failure to give Buyer such notice has a Material Adverse Effect, notify Buyer of the occurrence of such event to the extent of Seller's knowledge.

SECTION 7.02 Buyer's Qualification. At Closing, Buyer shall be qualified and shall meet all requirements, including bonding requirements, to be designated operator of that portion of the Assets for which Seller serves as operator. In the event any Governmental Authority, as a condition of its approval or consent to the assignment or transfer of any Lease, Well or Permit, requires additional amounts for bond, Buyer shall promptly furnish such amounts.

SECTION 7.03 Operation of the Assets after the Closing. If requested by Buyer prior to Closing and without limiting the scope of Buyer's Assumed Obligations (as such term is defined under Section 12.01) and any of Buyer's indemnification obligations under this Agreement, following Closing Seller shall continue to operate the Assets (for which it was the operator prior to the Closing Date) pursuant to the framework substantially in the form of or described in Exhibit F, subject to availability of Seller's employees and the Parties reaching agreement on proper reimbursement to be paid by Buyer to Seller and other material terms of engagement of Seller's services by Buyer. Seller shall make its employees and contractors available to Buyer prior to the Closing as may be reasonably necessary to assist in the transition if Buyer becomes the operator. Seller does not warrant or guarantee that Buyer will become the operator of the Assets or any portion thereof, as such matter will be controlled by the applicable joint operating agreement(s) and other applicable agreement(s).

SECTION 7.04 Public Announcements. Prior to the Closing, no Party shall make any press release or other public announcement regarding the existence of this Agreement without the prior written consent of the other Party, the contents hereof or the transactions contemplated herein; provided, however, the foregoing shall not restrict disclosures by Buyer which are required by applicable securities or other Laws or the applicable rules of any stock exchange having jurisdiction over Buyer or its Affiliates. Following Closing, the Parties may issue a press release, in which case such press release shall be in a form and substance to be agreed upon by the Parties prior to the Closing.

                                   ARTICLE  8

                      CONDITIONS TO OBLIGATIONS OF SELLER

The obligations of Seller to consummate the transactions provided for herein are subject, at the option of Seller, to the fulfillment on or prior to the Closing Date of each of the following conditions:

SECTION 8.01 Representations. The representations and warranties of Buyer herein contained shall be true and correct in all material respects on the Closing Date as though made on and as of such date;

SECTION 8.02 Performance. Buyer shall have performed all material obligations, covenants and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing and shall have taken the actions set forth in Section 10.08; and

SECTION 8.03 Pending Matters. No suit, action, or other proceeding shall be pending or threatened that seeks to, or could reasonably result in a judicial order, judgment, or decree that would, restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE  9

                       CONDITIONS TO OBLIGATIONS OF BUYER

The obligations of Buyer to consummate the transaction provided for herein are subject, at the option of Buyer, to the fulfillment on or prior to the Closing Date of each of the following conditions:

SECTION 9.01 Representations. (a) The representations and warranties of Seller contained in Section 5.01 through Section 5.06, inclusive, shall be true and correct in all material respects on the Closing Date as though made on and as of such date, and (b) the representations and warranties of Seller contained in Section 5.07 through Section 5.24 shall be true and correct in all material respects through the expiration of the Title Claim Date and no action or omission of Seller or event shall have occurred during the period of time commencing upon the expiration of the Title Claim Date and ending on the Closing Date which shall have caused any of the representations and warranties of

Seller contained in Section 5.07 through Section 5.24, inclusive, not to be true and correct in all material respects on the Closing Date as though made on and as of such date;

SECTION 9.02 Performance. Seller shall have performed all material obligations, covenants, and agreements contained in this Agreement to be performed or complied with by it at or prior to the Closing and shall have taken the actions set forth in Section 10.07; and

SECTION 9.03 Pending Matters. No suit, action, or other proceeding shall be pending or threatened that seeks to, or could reasonably result in a judicial order, judgment, or decree that would, restrain, enjoin, or otherwise prohibit the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE  10

                                  THE CLOSING

SECTION 10.01 Time and Place of the Closing. If the conditions referred to in Article 8 and Article 9 have been satisfied or waived in writing, the transactions contemplated by this Agreement (the "Closing") shall take place at the Houston, Texas offices of Seller at 9:00 a.m. CST on March 15, 2011 (the "Closing Date").

SECTION 10.02 Allocation of Costs and Expenses and Adjustments to Purchase Price at the Closing.

(a) At the Closing, the Purchase Price shall be increased (without duplication) by the following amounts:

     (i) the amount of all (A) paid ad valorem, property, or similar Taxes and assessments based upon or measured by the ownership of the Assets, insofar as such Taxes relate to periods of time from and after the Effective Time, and (B) paid charges, costs, and expenses of any kind or nature that are attributable to the Assets and the period from and after Effective Time;

     (ii) all expenses, including operating and capital expenditures, incurred and paid by or on behalf of Seller in connection with ownership, operation, and use of the Assets attributable to the period from and after the Effective Time, and including the costs incurred in connection with the AFEs described on
Schedule 5.08 which costs shall be the responsibility of Buyer notwithstanding that they may have been committed to prior to the Effective Time;

     (iii) all royalties, rentals, insurance premiums, and other charges attributable to the Assets for the period of, from, and after the Effective Time to the extent paid by or on behalf of Seller;

     (iv) expenses incurred under applicable operating agreements including any overhead charges allowable under the applicable operating procedure (COPAS) where Seller is non-operator attributable to the Assets for the period of from and after the Effective Time to the extent paid by or on behalf of Seller;

     (v)  [Intentionally  Omitted];

     (vi) the value of all oil, gas, and natural gas liquids in storage or in the pipelines as of the Effective Time that is credited to the Assets, such value (A) for purposes of the Statement, to be the actual price received for such oil, gas, or natural gas liquids upon the first unaffiliated third party sale thereof, if available, and upon such estimates as are reasonably agreed upon by the Parties, to the extent actual amounts are not known at Closing, and
(B) for purposes of the Final Settlement Statement, to be based upon actual amounts; and

     (vii) any other amount provided for in this Agreement or agreed upon in writing by Buyer and Seller.

(b) At the Closing, the Purchase Price shall be decreased (without duplication) by the following amounts:

     (i)  the  Deposit;

     (ii) an amount equal to the sales price paid to Seller by the first purchaser of the Hydrocarbons produced, saved, and sold from the Subject Interests from the Effective Time to the Closing Date (without deductions of any kind or nature, including, but not limited to, royalties and any Taxes based on production), which shall (A) for purposes of the Statement, be based upon actual amounts, if available, and upon such estimates as are reasonably agreed upon by the Parties, to the extent actual amounts are not known at Closing, and (B) for purposes of the Final Settlement Statement, be based upon actual amounts;

     (iii) an amount equal to all cash in, or attributable to, suspense accounts held by Seller relating to the Assets for which Buyer has assumed responsibility under Section 12.01;

     (iv) the Allocated Value of any Asset sold prior to the Closing to the holder of a preferential right pursuant to Section 4.06;

     (v) the Allocated Value of any Asset excluded from the purchase and sale contemplated herein pursuant to the provisions of Article 4;

     (vi) all downward Purchase Price adjustments for Title Defects and Environmental Defects determined in accordance with Article 4; and

     (vii) any other amount provided for in this Agreement or agreed upon in writing by Buyer and Seller.

(c) The allocations of costs and expenses and/or adjustments to the Purchase Price described in Section 10.02(a) and Section 10.02(b) are referred to herein as the "Purchase Price Allocations and Adjustments."

SECTION 10.03 Closing Adjustments and Allocations Statement. Not later than seven (7) days prior to the Closing Date, Seller shall prepare and deliver to Buyer a statement of the estimated Purchase Price Allocations and Adjustments with appropriate support (the "Statement"), which Statement shall be based upon the then most currently available data and information in order to make the adjustments as provided in Section 10.02.

SECTION  10.04     Post-Closing  Allocations  and Adjustments to Purchase Price.

(a) On or before 90 days after the Closing Date, Seller shall prepare and deliver to Buyer a revised Statement ("Final Settlement Statement") setting forth the actual Purchase Price Allocations and Adjustments. Each Party shall provide the other such data and information as may be reasonably requested to permit Seller to prepare the Final Settlement Statement or to permit Buyer to perform or cause to be performed an audit of the Final Settlement Statement. The Final Settlement Statement shall become final and binding upon the Parties on the thirtieth (30th) day following receipt thereof by Buyer (the "Final
Settlement Date") unless Buyer gives written notice of its disagreement (a "Notice of Disagreement") to Seller prior to such date. Any Notice of Disagreement shall specify in reasonable detail the dollar amount and the nature and basis of any disagreement so asserted. If a Notice of Disagreement is received by Seller in a timely manner, then the Parties shall resolve the dispute evidenced by the Notice of Disagreement by mutual agreement, or otherwise in accordance with Section 4.13.

(b) If the amount of the adjusted Purchase Price as set forth on the Final Settlement Statement exceeds the amount of the estimated Purchase Price paid at the Closing pursuant to the Statement delivered pursuant to Section 10.03, then Buyer shall pay in immediately available funds to Seller the amount by which the Purchase Price as set forth on the Final Settlement Statement exceeds the amount of the estimated Purchase Price paid at the Closing within five (5) business days after the Final Settlement Date. If the amount of the adjusted Purchase Price as set forth on the Final Settlement Statement is less than the amount of the estimated Purchase Price paid at the Closing pursuant to the Statement delivered pursuant to Section 10.03, then Seller shall pay in immediately available funds to Buyer the amount by which the Purchase Price as set forth on the Final Settlement Statement is less than the amount of the estimated Purchase Price paid at the Closing within five (5) business days after the Final Settlement Date.

(c) Pursuant to Section 10.02(b), the Purchase Price is to be reduced by the value of Hydrocarbons produced during the period from the Effective Time to the Closing Date. If Buyer shall receive any revenues attributable to such Hydrocarbons for any reason for which Buyer has received a reduction in the Purchase Price pursuant to this Section 10.04(c), Buyer shall promptly remit same in immediately available funds to Seller. Likewise, if Seller shall for any reason receive any of the proceeds of sale of Hydrocarbons produced and saved from the Subject Interests and attributable to the period from and after the Closing Date or any other revenues attributable to the ownership or operation of the Assets from and after the Effective Time, Seller shall promptly remit same in immediately available funds to Buyer.

(d) Except as otherwise provided in this Agreement, any costs and expenses, including Taxes (other than income taxes) relating to the Assets which are not reflected in the Final Settlement Statement shall be treated as follows:

     (i) All costs and expenses relating to the Assets for the period of time prior to the Effective Time shall be the sole obligation of Seller and Seller shall promptly pay, or if paid by Buyer, promptly reimburse Buyer in immediately available funds for and indemnify, defend, and hold Buyer harmless from and against the same; and

     (ii) All costs and expenses relating to the Assets for the period of time on or after the Effective Time shall be the sole obligation of Buyer and Buyer shall promptly pay, or if paid by Seller, promptly reimburse Seller in immediately available funds for and indemnify, defend, and hold Seller harmless from and against the same.

(e) Purchase Price adjustments, if any, with respect to Title Defects or Environmental Defects the cure or correction of which or a dispute with respect to the same remains pending on the Final Settlement Date shall be made on a date mutually agreed by the Parties, both acting reasonably.

SECTION 10.05 Transfer Taxes. All sales, use, documentary, recording, stamp, transfer, and other taxes (other than taxes on gross income, net income or gross receipts) and duties, levies, assessments, fees, or other governmental charges incurred by or imposed with respect to the property transfers undertaken pursuant to this Agreement shall be the responsibility of, and shall be paid by, Buyer. The Parties will reasonably cooperate to eliminate or reduce the assessment of sales or use taxes to the extent permitted by applicable Law. If Seller (not Buyer) is required by applicable Law to appeal or protest the assessment of sales or use taxes, Seller shall protest the assessment of those taxes if Buyer requests Seller in writing to make such appeal or protest, and, in such event, Buyer will reimburse Seller all out-of-pocket expenses authorized by Buyer and incurred by Seller in connection with such appeal or protest.

SECTION 10.06 Ad Valorem and Similar Taxes. All ad valorem, property, production, severance, and similar Taxes attributable to any period prior to the Effective Time will be paid by the Seller, including Taxes due on account of an audit by a taxing authority. All ad valorem, property, production, severance, and similar Taxes attributable to any period on or after the Effective Time shall be paid by Buyer. Notwithstanding anything to the contrary set forth in this Agreement, for all purposes of this Agreement, Taxes based on or measured by production of Hydrocarbons or the value thereof shall be deemed attributable to the period during which such production occurred regardless of the year when such Taxes are assessed. Seller shall provide written evidence to Buyer that it has paid all Taxes for periods prior to the Effective Time that are payable after the Effective Time including production Taxes in the States of Montana and Wyoming, provided such Taxes are based on production occurring prior to the Effective Time.

SECTION 10.07 Actions of Seller at the Closing. At the Closing, Seller shall:

(a) execute, acknowledge, and deliver to Buyer the Assignment in the form of Exhibit D, effective as of the Effective Time, and such other conveyances, assignments, transfers, bills of sale, and other instruments (in form and substance mutually agreed upon by Buyer and Seller) as may be necessary or desirable to convey the Assets to Buyer;

(b) execute, acknowledge, and deliver to Buyer the Mineral Quitclaim Deed in the form of the attached Exhibit E, effective as of the Effective Time, to convey certain fee mineral interests located in the State of Wyoming;

(c) execute, acknowledge, and deliver to Buyer such letters in lieu of transfer or division orders as may be reasonably requested by Buyer no less than five (5) business days prior to the Closing Date directing all purchasers of production from the Subject Interests to make payment of proceeds attributable to such production to Buyer from and after the later of the Closing Date or the date operations and accounting functions are transferred to Buyer;

(d)     deliver  to  Buyer  possession  of  the  Assets (excluding the Records);

(e) execute and deliver to Buyer affidavits attesting to their non-foreign status;

(f) execute, acknowledge, and deliver any other agreements provided for herein, including without limitation a transition services agreement agreed upon by the Parties pursuant to Section 7.03 herein, or necessary or desirable to effect the transactions contemplated hereby; and

(g) execute and deliver any documents or instruments required by any Governmental Authority in order to transfer the operatorship of the Assets being operated by Seller to Buyer.

SECTION 10.08     Actions of Buyer at the Closing.  At the Closing, Buyer shall:

(a) pay the Purchase Price (as adjusted pursuant to the provisions hereof) in immediately available funds pursuant to wire transfer instructions to be provided by Seller to Buyer;

(b) provide any necessary evidence including proof of proper bonding and other qualifications to be entitled to take and actually take possession of the Assets;

(c) execute, acknowledge, and deliver the Assignment and any other agreements provided for herein, including without limitation a transition services agreement agreed upon by the Parties pursuant to Section 7.03 herein, or necessary or desirable to effect the transactions contemplated hereby; and

(d) if required pursuant to Section 14.08, execute and deliver to Seller an Assignment Agreement in the form of Exhibit G and a Parent Guarantee in the form of Exhibit H.

SECTION  10.09     Recordation;  Further  Assurances.

(a) Promptly following the Closing, Buyer shall cause the documents identified in Section 10.07(a) and Section 10.07(b) to be properly recorded or filed in the appropriate real property and other applicable records, in the order reasonably agreed upon by the Parties, and Buyer shall promptly provide Seller copies of all such recorded or filed instruments.

(b) Subject to such additional period of time that Seller reasonably requires to use the Records in the conduct of operations after Closing, Seller shall make the Records available to be picked up by Buyer at the offices of Seller during normal business hours within 30 days after the Closing, to the extent the Records are in the possession of Seller and are not subject to contractual restrictions on transferability. Seller shall have the right at its sole expense to make and retain copies of any of the Records.

(c) After the Closing Date, each Party, at the request of the other Party and without additional consideration, shall execute and deliver, or shall cause to be executed and delivered, from time to time such further instruments of conveyance and transfer and shall take such other action as the other Party may reasonably request to convey and deliver the Assets to Buyer and to accomplish the orderly transfer of the Assets to Buyer in the manner contemplated by this Agreement. After the Closing, the Parties will cooperate to have all proceeds received attributable to the Assets to be paid to the proper Party hereunder and to have all expenditures to be made with respect to the Assets be made by the proper Party hereunder.

                                  ARTICLE  11

                                  TERMINATION

SECTION 11.01 Right of Termination. This Agreement may be terminated at any time at or prior to the Closing:

(a)     by  mutual  written  consent  of  the  Parties;

(b) by Seller on the Closing Date if the conditions set forth in Article 8 have not been satisfied in all material respects by Buyer or waived by Seller in writing by the Closing Date;

(c) by Buyer on the Closing Date if the conditions set forth in Article 9 have not been satisfied in all material respects by Seller or waived by Buyer in writing by the Closing Date;

(d) by Seller if the Closing shall not have occurred by March 16, 2011; provided, however, if the Parties mutually agree, such date may be extended;

(e) by either Buyer or Seller if any Governmental Authority shall have issued a final and non-appealable order, judgment or decree or taken any other final and non-appealable action challenging, restraining, enjoining, prohibiting or invalidating the consummation of any of the transactions contemplated herein;

(f) by either Buyer or Seller if (i) the aggregate amount of the Title Defect Values with respect to all Title Defects asserted by Buyer reasonably and in good faith plus (ii) the aggregate amount of the Environmental Defect Values with respect to all Environmental Defects asserted by Buyer reasonably and in good faith plus (iii) the aggregate amount of all Casualty Losses exceeds twenty percent (20%) of the unadjusted Purchase Price; or

(g) by either Buyer or Seller if between execution of this Agreement and Closing, an event should occur having a Material Adverse Effect on the ownership, operation or value of the Assets.

provided, however, that no Party shall have the right to terminate this Agreement pursuant to clause (b), (c), or (d) above if such Party is at such time in Breach of any provision of this Agreement, or such Party instigates a proceeding of the nature described in Section 8.03 or Section 9.03.

SECTION 11.02 Effect of Termination. In the event that the Closing does not occur as a result of any Party exercising its right to terminate pursuant to
Section 11.01, then except as set forth in Section 2.02, this Agreement shall be null and void and no Party shall have any further rights or obligations under this Agreement; provided, that, nothing herein shall relieve any Party from any liability for any Breach hereof or any liability that has accrued prior to the date of such termination, which liability, and the applicable terms and provisions of this Agreement, shall survive such termination.

SECTION 11.03 Attorneys' Fees, Etc. If either Party to this Agreement resorts to legal proceedings to enforce this Agreement, the prevailing Party in such proceedings shall be entitled to recover all costs incurred by such Party, including reasonable attorneys' fees, in addition to any other relief to which such Party may be entitled. This Section 11.03 shall not apply to any proceeding under Section 4.13.

                                  ARTICLE  12

                         ASSUMPTION AND INDEMNIFICATION

SECTION 12.01 Buyer's Obligations after Closing. Upon and after Closing, except to the extent reflected in an upward Purchase Price Allocations and Adjustments, Buyer will assume and perform all the obligations, liabilities, and duties relating or with respect to the ownership and/or operation of the Assets that are attributable to periods on or after the Effective Time, together with the matters described on Schedule 5.06, Plugging and Abandonment Obligations, the Environmental Obligations, and all other obligations assumed by Buyer under this Agreement (collectively, the "Assumed Obligations"). Without limiting the generality of the foregoing, the Assumed Obligations shall also specifically include:

(a) Responsibility for the performance of all express and implied obligations under the instruments described in Exhibit A, together with all other instruments in the chain of title to such Assets, the Leases, the Contracts, the Surface Agreements, the Permits, and all other orders, contracts, and agreements to which the Assets are subject, including the payment of royalties and overriding royalties, in each case to the extent attributable to the periods on or after the Effective Time;

(b) Responsibility for payment of all amounts held in suspense accounts by Seller as of the Closing Date, and for which the Purchase Price is adjusted pursuant to Section 10.02(b), without regard to whether such suspense amounts relate to periods before or after the Effective Time. Seller covenants and agrees to provide to Buyer with the Records, the owner name, address, and tax identification number (if known by Seller), the reason such amounts are in suspense, the amount of suspense funds for each such owner making up the total of such funds, and all other information with respect thereto required to be provided to the owner or to the state under the laws, rules, and regulations of the affected jurisdiction. To the extent practicable, Seller shall provide such information in the electronic or computer sensible form maintained by Seller;

(c) Responsibility for compliance with all Laws now or hereafter in effect pertaining to the Assets, and the procurement and maintenance of all permits, consents, and authorizations of or required by Governmental Authorities in connection with the Assets, attributable to periods on or after the Effective Time; and

(d) Responsibility for those royalty and overriding royalty payments placed by Seller in escrow accounts, which responsibility shall include the establishment of an escrow account by Buyer to receive such funds placed in escrow by Seller.

SECTION 12.02 Seller's Obligations after Closing. After Closing and subject to Section 12.10 and Section 12.11 below, Seller will retain responsibility for
(a) the payment of all operating expenses and capital expenditures related to the Assets and attributable to Seller's ownership and/or operation of the Assets prior to the Effective Time, but not including the AFEs set forth in Schedule 5.08, (b) severance, ad valorem, production, property, personal property, and similar Taxes measured by the value of the Assets or measured by the production of Hydrocarbons attributable to all periods prior to the Effective Time, (c) the payment of all broker's and finder's fees in connection with the transactions contemplated by this Agreement, (d) the obligations, liabilities, and duties of Seller relating or with respect to the ownership and/or operation of the Assets prior to the Effective Time other than the matters addressed in Section 12.01(b) and described on Schedule 5.06, the Plugging and Abandonment Obligations and the Environmental Obligations, and (e) Seller's proportionate share of any third party Claims with respect to payments of lease royalties in respect of the Leases during Seller's period of ownership of such Leases (collectively the "Retained Obligations").

SECTION  12.03     Plugging  and  Abandonment  Obligations.

(a) Buyer's Obligations. Provided Closing occurs, Buyer assumes full responsibility and liability for the following plugging and abandonment obligations related to the Assets (the "Plugging and Abandonment Obligations"), regardless of whether they are attributable to the ownership or operation of the Assets before or after the Effective Time:

     (i) The necessary and proper plugging, replugging, and abandonment of all wells on the Assets, whether plugged and abandoned before or after the Effective Time in compliance with applicable Laws and the terms of the Leases;

     (ii) The necessary and proper decommissioning, removal, abandonment, and disposal of all structures, pipelines, facilities, equipment, abandoned Assets, junk, and other personal property located on or comprising any part of the Assets in compliance with applicable Laws and the terms of the Leases;

     (iii) The necessary and proper capping and burying of all associated flow lines located on or comprising any part of the Assets, to the extent required by applicable Laws, the Leases, the Contracts, or other agreements;

     (iv) The necessary and proper restoration of the Assets, both surface and subsurface, in compliance with any applicable Laws, the Leases, the Surface Agreements, the Contracts, or any other applicable agreements;

     (v) To the extent not addressed by operation of Article 4, any necessary clean-up or disposal of any part of the Assets contaminated by NORM, asbestos containing materials, lead based paint, or any other substances or materials considered to be hazardous under Laws, including Environmental Laws, and Laws relating to the protection of natural resources;

     (vi) All obligations arising from contractual requirements and demands made by Governmental Authorities or parties claiming a vested interest in any part of the Assets; and

     (vii) Obtaining and maintaining all bonds and securities, including supplemental or additional bonds or other securities, that may be required by contract or by Governmental Authorities.

(b) Standard of Operations. Buyer shall conduct all Plugging and Abandonment Obligations and all other operations with respect to the Assets in a good and workmanlike manner and in compliance with all Laws, including
Environmental Laws and Laws (now or hereafter in effect) relating to the protection of natural resources.

SECTION 12.04 Environmental Obligations. Provided Closing occurs, Buyer assumes full responsibility and liability for the following occurrences, events, conditions, and activities on, or related to, or attributable to the Assets (the "Environmental Obligations") regardless of whether arising from Seller's ownership or operation of, or relating to, the Assets before or after the Effective Time, AND REGARDLESS OF WHETHER RESULTING FROM ANY ACTS OR OMISSIONS OF SELLER OR ITS REPRESENTATIVES (INCLUDING THOSE ARISING FROM THE SOLE, JOINT OR CONCURRENT NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT), STRICT LIABILITY, OR OTHER LEGAL FAULT OF SELLER OR ANY OF SELLER'S REPRESENTATIVES) or the condition, including the environmental condition of the Assets when acquired:

(a) Environmental pollution or contamination, including pollution or contamination of the soil, groundwater, or air by Hydrocarbons, drilling fluid and other chemicals, brine, produced water, NORM, asbestos containing materials, lead based paint, mercury, or any other substance, and any other violation of Environmental Laws or Laws now or hereafter in effect relating to the protection of natural resources;

(b)     Underground  injection  activities  and  waste  disposal;

(c) Clean-up responses, and the cost of remediation, control, assessment, or compliance with respect to surface and subsurface pollution caused by spills, pits, ponds, lagoons, or storage tanks;

(d) Failure to comply with applicable land use, surface disturbance, licensing, or notification requirements;

(e) Disposal on the Assets of any hazardous substances, wastes, materials, and products generated by or used in connection with the ownership, development, operation, or abandonment of any part of the Assets;

(f)     Non-compliance with Environmental Laws (now or hereafter in effect); and

(g)     Third-party  Claims  based  on  alleged  damage  to  water  wells.

SECTION 12.05 Definition of Claims. Except as expressly provided in Section 4.09(a)(viii), the term "Claims" means any and all direct or indirect, demands, claims, notices of violation, notices of probable violation, filings, investigations, administrative proceedings, actions, causes of action, suits, other legal proceedings, judgments, assessments, damages, deficiencies, Taxes, penalties, fines, obligations, responsibilities, liabilities, payments, charges, losses, costs, and expenses (including costs and expenses of operating the Assets) of any kind or character asserted by a third party (whether or not asserted prior to Closing, and whether known or unknown, fixed or unfixed, conditional or unconditional, based on negligence, strict liability or otherwise, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent, or other legal theory), including penalties and interest on any amount payable as a result of any of the foregoing, any legal or other costs and expenses incurred in connection with investigating or defending any Claim, and all amounts paid in settlement of Claims. Without limiting the generality of the foregoing, the term "Claims" specifically includes any and all Claims arising from, attributable to or incurred in connection with any (a) breach of contract, (b) loss or damage to property, injury to or death of persons, and other tortuous injury and (c) violations of applicable Laws, including Laws relating to the protection of natural resources, Environmental Laws (each as now or hereafter in effect) and any other legal right or duty actionable at law or equity.

SECTION  12.06     Application  of  Indemnities.

(a) All indemnities set forth in this Agreement extend to the officers, directors, partners, managers, members, shareholders, agents, contractors, employees, and affiliates of the indemnified party ("Representatives").

(b) UNLESS THIS AGREEMENT EXPRESSLY PROVIDES TO THE CONTRARY, THE INDEMNITY AND RELEASE, AND WAIVER AND ASSUMPTION PROVISIONS SET FORTH IN THIS AGREEMENT APPLY, REGARDLESS OF WHETHER THE INDEMNIFIED PARTY (OR ITS REPRESENTATIVES)
CAUSES, IN WHOLE OR PART, AN INDEMNIFIED CLAIM, INCLUDING INDEMNIFIED CLAIMS ARISING OUT OF OR RESULTING, IN WHOLE OR IN PART, FROM, OUT OF, OR IN CONNECTION WITH THE CONDITION OF THE ASSETS OR THE SOLE, JOINT, OR CONCURRENT NEGLIGENCE
(BUT NOT SECURITIES FRAUD CLAIMS THAT REQUIRE SCIENTER OR KNOWLEDGE AS ONE ELEMENT OF THE CAUSE OF ACTION, WILLFUL MISCONDUCT, OR FRAUD BY THE INDEMNIFIED PARTY), STRICT LIABILITY, OR OTHER LEGAL FAULT OF THE INDEMNIFIED PARTY OR ANY OF ITS REPRESENTATIVES.

(c) NEITHER BUYER NOR SELLER SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY(IES), RESPECTIVELY, AND EACH PARTY RELEASES THE OTHER PARTY(IES) FROM AND WAIVES, ANY LOSSES, COSTS, EXPENSES, OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE

TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES SUFFERED BY SUCH PARTY EXCEPT THAT IF THE DISPUTE BETWEEN SELLER AND BUYER IS BASED ON A FAILURE OF THE TRANSACTION CONTEMPLATED HEREBY TO CLOSE, THE SOLE AND EXCLUSIVE REMEDIES SHALL BE THOSE PROVIDED FOR IN SECTION
2.02. BUYER AND SELLER WAIVE, AND RELEASE EACH OTHER FROM ANY RIGHT TO RECOVER PUNITIVE, SPECIAL, EXEMPLARY, AND CONSEQUENTIAL DAMAGES ARISING IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT; PROVIDED, HOWEVER, ANY SUCH DAMAGES RECOVERED BY A THIRD PARTY (OTHER THAN
SUBSIDIARIES, AFFILIATES, OR PARENTS OF A PARTY) FOR WHICH A PARTY OWES THE OTHER PARTY AN INDEMNITY UNDER THIS AGREEMENT SHALL NOT BE WAIVED. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT IS CONSPICUOUS.

(d) The indemnities of the indemnifying Party in this Agreement do not cover or include any amounts that the indemnified Party may legally recoup from other third party owners under applicable joint operating agreements or other agreements, and for which the indemnified Party is reimbursed by any third party. The indemnifying Party will pay all costs incurred by the indemnified Party in obtaining reimbursement from third parties. There will be no upward or downward adjustment in the Purchase Price as a result of any matter for which Buyer or Seller is indemnified under this Agreement.

SECTION 12.07 Buyer's Indemnity. Subject to Section 12.10, Buyer shall release and indemnify, defend and hold Seller and its Representatives harmless from and against any and all Claims caused by, resulting from, or incidental to the Assumed Obligations, and any Claims caused by, resulting from, or attributable to (a) the Breach as of the Closing Date of any representation or warranty of Buyer set forth in this Agreement, or (b) any Breach of, or failure to perform or satisfy any of the covenants and obligations of Buyer hereunder.

SECTION 12.08 Seller's Indemnity. Subject to Section 12.10 and Section 12.11, Seller shall release and indemnify, defend and hold Buyer and its Representatives harmless from and against any and all Claims caused by, resulting from, or incidental to the Retained Obligations, and any Claims caused by, or resulting from, or attributable to (a) the Breach as of the Title Claim Date of any representation or warranty of Seller except those matters constituting a Title Defect or an Environmental Defect that may also constitute a Breach of the representations and warranties set forth in Sections 5.09, 5.10, 5.17, 5.18, 5.19, 5.21, 5.22, and 5.23 of this Agreement, and (b) any Breach of, or failure to perform or satisfy, any of the covenants and obligations of Seller hereunder.

SECTION 12.09 Notices and Defense of Indemnified Claims. Each Party shall immediately notify the other Party of any Claim of which it becomes aware and for which it is entitled to indemnification from the other Party under this Agreement. The indemnifying Party shall be obligated to defend, at the indemnifying Party's sole expense, any litigation or other administrative or adversarial proceeding against the indemnified Party relating to any Claim for which the indemnifying Party has agreed to release and indemnify and hold the indemnified Party harmless under this Agreement; provided, however, that the failure to give such notice shall not relieve the indemnifying Party from its obligations unless such failure to give notice actually prejudices the indemnifying Party and so long as the notice is given within the period set forth in Section 12.10. The indemnified Party shall have the right to participate with the indemnifying Party in the defense of any such Claim at its own expense.

SECTION 12.10 Survival. Except as specifically provided in Section 12.07 and Section 12.08, the representations, warranties, covenants, and agreements of the Parties set forth herein shall not survive the Closing, and the consummation of the transactions contemplated hereby, and Buyer and Seller each covenants not to sue the other based upon any alleged Breach of any such representations or warranties that do not survive the Closing. The indemnity of Seller as provided in Section 12.08 shall survive only for a period of one (1) year from and after the Closing Date. Notwithstanding anything to the contrary, Buyer shall not be entitled to make, and hereby waives the right to assert, any claim for indemnity pursuant to the provisions of this Article 12 against Seller unless Buyer seeks indemnification for such claim by a written notice received by Seller on or before the date that is one (1) year after the Closing Date (the "Expiration Date"). ANYTHING IN THIS AGREEMENT TO THE CONTRARY NOTWITHSTANDING, AFTER THE EXPIRATION DATE, ALL OF THE RETAINED OBLIGATIONS AND ALL OF SELLER'S OTHER LIABILITIES AND OBLIGATIONS WITH RESPECT TO THE ASSETS (AND ALL CLAIMS WITH RESPECT THERETO) SHALL BE DEEMED AND CONSTITUTE ASSUMED OBLIGATIONS, EXCEPT TO THE EXTENT OF ANY CLAIMS OF WHICH BUYER NOTIFIES SELLER ON OR BEFORE THE
EXPIRATION  DATE  IN  ACCORDANCE  WITH  THIS  AGREEMENT.  NOTWITHSTANDING  THE
FOREGOING,  SELLER'S  OBLIGATIONS  WITH  RESPECT  TO AD VALOREM TAXES SUBJECT TO
SECTION  10.06  SHALL  INDEFINITELY  SURVIVE.

SECTION 12.11 Limitation on Seller's Indemnity. SELLER'S AGGREGATE LIABILITY HEREUNDER SHALL NOT EXCEED, AND SHALL BE LIMITED TO, TEN PERCENT (10%) OF THE UNADJUSTED PURCHASE PRICE. FURTHER NOTWITHSTANDING THE FOREGOING, SELLER'S OBLIGATIONS AS TO AD VALOREM TAXES SUBJECT TO SECTION 10.06 SHALL BE IN NO MANNER AFFECTED OR OTHERWISE LIMITED BY THIS SECTION 12.11.

SECTION 12.12 Exclusive Remedy. The terms and provisions of this Article 12 and those provided in Article 2, Article 4, Article 7, Article 8, Article 9,
Article 10, and Article 11 shall be the sole and exclusive remedy of each of the Parties indemnified hereunder with respect to the representations, warranties, covenants, and agreements of the Parties set forth in this Agreement and the other documents executed and delivered hereunder; provided, however, that the terms of this Section 12.12 shall not be applicable to the extent that a Party has committed fraud, securities fraud (where one of the elements of the cause of action is scienter or knowledge), willful misconduct, or gross negligence.

SECTION 12.13 Defenses and Counterclaims. Each Party that is required to assume any obligation or liability of the other Party pursuant to this Agreement or that is required to release and defend, indemnify or hold the other Party harmless hereunder shall, notwithstanding any other provision hereof to the contrary, be entitled to the use and benefit of all defenses (legal and equitable) and counterclaims of such other Party in defense of third party
Claims  arising  out  of  any  such  assumption  or  indemnification.

SECTION 12.14 Anti-Indemnity Statute. Buyer and Seller agree that with respect to any statutory limitations now or hereafter in effect affecting the validity or enforceability of the indemnities provided for in this Agreement, such indemnities shall be deemed amended in order to comply with such limitations. This provision concerning statutory limitations shall not apply to indemnities for all liabilities of the indemnifying Party which are covered by such Party's insurance. The indemnification provisions provided in this Article 12 shall not be construed as a form of insurance. Buyer and Seller hereby waive for themselves and their successors and assigns, including their insurers, any subrogation for Claims for which each of them is respectively liable or against which each respectively indemnifies for the other, and, if required by applicable policies, Buyer and Seller shall obtain waiver of such subrogation from their respective insurers.

                                  ARTICLE  13

                  DISCLAIMERS; CASUALTY LOSS AND CONDEMNATION

SECTION 13.01 Disclaimers of Representations and Warranties. THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, AT COMMON LAW, OR STATUTORY. BUYER ACKNOWLEDGES THAT SELLER HAS NOT MADE, AND SELLER HEREBY EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY EXPRESSLY WAIVES, ANY REPRESENTATION OR WARRANTY, EXPRESS, IMPLIED, AT
COMMON LAW, BY STATUTE, OR OTHERWISE, RELATING TO (A) PRODUCTION RATES, RECOMPLETION OPPORTUNITIES, DECLINE RATES, INFORMATION IN RESPECT OF PRODUCTION IMBALANCES, OR THE QUALITY, QUANTITY, OR VOLUME OF THE RESERVES OF HYDROCARBONS, IF ANY, ATTRIBUTABLE TO THE ASSETS, (B) THE ACCURACY, COMPLETENESS, OR MATERIALITY OR SIGNIFICANCE OF ANY INFORMATION, DATA, GEOLOGICAL AND GEOPHYSICAL DATA (INCLUDING ANY INTERPRETATIONS OR DERIVATIVES BASED THEREON), OR OTHER MATERIALS (WRITTEN OR ORAL) CONSTITUTING PART OF THE ASSETS, NOW, HERETOFORE OR HEREAFTER FURNISHED TO BUYER BY OR ON BEHALF OF

SELLER, (c) THE CONDITION, INCLUDING, THE ENVIRONMENTAL CONDITION OF THE ASSETS AND (d) THE COMPLIANCE OF SELLER'S PAST PRACTICES WITH THE TERMS AND PROVISIONS OF ANY AGREEMENT IDENTIFIED IN EXHIBIT A, OR ANY SURFACE AGREEMENT, PERMIT, CONTRACT, OR APPLICABLE LAWS, INCLUDING ENVIRONMENTAL LAWS AND LAWS RELATING TO THE PROTECTION OF NATURAL RESOURCES, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN
ARTICLE 5. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, SELLER EXPRESSLY DISCLAIMS AND NEGATES, AND BUYER HEREBY WAIVES, AS TO PERSONAL PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, FIXTURES, BUILDINGS, OFFICES, TRAILERS, ROLLING STOCK, VEHICLES, AND GEOLOGICAL AND GEOPHYSICAL DATA (INCLUDING ANY INTERPRETATIONS OR DERIVATIVES BASED THEREON) CONSTITUTING A PART OF THE ASSETS (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (iii) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS,
(iv) ANY IMPLIED OR EXPRESS WARRANTY THAT ANY DATA TRANSFERRED PURSUANT HERETO IS NONINFRINGING, (v) ANY RIGHTS OF PURCHASERS UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF THE PURCHASE PRICE, (vi) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM DEFECTS, WHETHER KNOWN OR UNKNOWN,
(vii) ANY AND ALL IMPLIED WARRANTIES EXISTING UNDER APPLICABLE LAWS, AND (viii) ANY IMPLIED OR EXPRESS WARRANTY REGARDING ENVIRONMENTAL LAWS, OR LAWS RELATING TO THE PROTECTION OF THE ENVIRONMENT, HEALTH, SAFETY, OR NATURAL RESOURCES OR RELATING TO THE RELEASE OF MATERIALS INTO THE ENVIRONMENT, INCLUDING ASBESTOS CONTAINING MATERIAL, LEAD BASED PAINT, MERCURY, OR ANY OTHER HAZARDOUS SUBSTANCES OR WASTES, IT BEING THE EXPRESS INTENTION OF BUYER AND SELLER THAT THE ASSETS, INCLUDING ALL PERSONAL PROPERTY, EQUIPMENT, FACILITIES, INVENTORY, MACHINERY, FIXTURES, BUILDINGS, OFFICES, TRAILERS, VEHICLES, AND ROLLING STOCK INCLUDED IN THE ASSETS, SHALL BE CONVEYED TO BUYER, AND BUYER SHALL ACCEPT THE SAME, AS IS, WHERE IS, WITH ALL FAULTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR. BUYER REPRESENTS AND WARRANTS TO SELLER THAT BUYER WILL MAKE, OR CAUSE TO BE MADE SUCH INSPECTIONS WITH RESPECT TO SUCH ASSETS AS BUYER DEEMS APPROPRIATE. SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAWS (INCLUDING ENVIRONMENTAL LAWS AND LAWS RELATING TO THE PROTECTION OF NATURAL RESOURCES, HEALTH, SAFETY, OR THE ENVIRONMENT) TO BE EFFECTIVE, THE DISCLAIMERS OF THE WARRANTIES CONTAINED IN THIS SECTION ARE "CONSPICUOUS" DISCLAIMERS FOR ALL PURPOSES.

SECTION 13.02 NORM. BUYER ACKNOWLEDGES THAT IT HAS BEEN INFORMED THAT OIL AND GAS PRODUCING FORMATIONS CAN CONTAIN NATURALLY OCCURRING RADIOACTIVE
MATERIAL  ("NORM").  SCALE  FORMATION  OR  SLUDGE

DEPOSITS CAN CONCENTRATE LOW LEVELS OF NORM ON EQUIPMENT AND OTHER ASSETS. THE ASSETS SUBJECT TO THIS AGREEMENT MAY HAVE LEVELS OF NORM ABOVE BACKGROUND LEVELS, AND A HEALTH HAZARD MAY EXIST IN CONNECTION WITH THE ASSETS BY REASON THEREOF. THEREFORE, BUYER MAY NEED TO AND SHALL FOLLOW SAFETY PROCEDURES WHEN HANDLING THE EQUIPMENT AND OTHER ASSETS.

SECTION  13.03     Casualty  Loss;  Condemnation.

(a) Except as otherwise provided in this Agreement, Buyer shall assume all risk of loss with respect to, and any change in the condition of, the Assets from and after the Effective Time, including with respect to the depletion of Hydrocarbons, the watering-out of any well, the collapse of casing, sand infiltration of wells, and the depreciation of personal property.

(b) Prior to the Closing, there shall not have been a material adverse change in the Assets taken as a whole caused by an event of casualty (a "Casualty"), including but not limited to, volcanic eruptions, acts of God, fire, explosion, earthquake, wind storm, flood, drought, condemnation, the exercise of any right of eminent domain, confiscation, or seizure, but excepting depletion due to normal production and depreciation or failure of equipment or casing.

(c) If, prior to the Closing, a Casualty occurs (or Casualties occur) which results in a reduction in the value of the Assets in excess of 20% of the Purchase Price ("Casualty Loss"), Buyer or Seller may elect to terminate this Agreement. If this Agreement is not so terminated, then this Agreement shall remain in full force and effect notwithstanding any such Casualty Loss, and, at Buyer's sole option, regardless of the value of the Casualty Loss (i) Seller shall retain such Asset subject to such Casualty and such Asset shall be the subject of an adjustment to the Purchase Price in the same manner set forth in
Section 4.03 hereof, or (ii) at the Closing, Seller shall pay to Buyer all sums paid to Seller by reason of such Casualty Loss, provided, however, that the Purchase Price shall not be adjusted by reason of such payment, and Seller shall assign, transfer, and set over unto Buyer all of the right, title, and interest of Seller in and to such Asset and any unpaid awards or other payments arising out of such Casualty Loss.

(d) For purpose of determining the value of a Casualty Loss, the Parties shall use the same methodology as applied in determining the value of a Title
Defect  as  set  forth  in  Section  4.03(a).

                                  ARTICLE  14

                                 MISCELLANEOUS

SECTION 14.01 Names. As soon as reasonably possible after the Closing, but in no event later than 60 days after the Closing, Buyer shall remove the names of Seller and its affiliates, and all variations thereof, from all of the Assets and make the requisite filings with, and provide the requisite notices to, the appropriate Governmental Authorities to place the title or other indicia or responsibility of ownership, including operation of the Assets, in a name other than the name of the Seller or any of its affiliates, or any variations thereof.

SECTION 14.02 Expenses. Each Party shall be solely responsible for all expenses, including due diligence expenses, incurred by it in connection with this transaction, and neither Party shall be entitled to any reimbursement for any such expenses from the other Party.

SECTION 14.03 Document Retention. As used in this Section 14.03, the term "Documents shall mean all files, documents, books, records, and other data delivered to Buyer by Seller pursuant to the provisions of this Agreement (other than those that Seller has retained either the original or a copy of), including financial and tax accounting records; land, title and division order files; contracts; engineering and well files; and books and records related to the operation of the Assets prior to the Closing Date. Buyer shall retain and preserve the Documents for a period of no less than seven (7) years following the Closing Date (or for such longer period as may be required by Laws of any Governmental Authority), and shall allow Seller or its representatives to inspect the Documents at reasonable times and upon reasonable notice during regular business hours during such time period. Seller shall have the right during such period to make copies of any of the Documents at its expense.

SECTION 14.04 Entire Agreement. This Agreement, the documents to be executed and delivered hereunder, and the Exhibits, Schedules, and Appendices attached hereto constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations, and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof; provided, however, that this Agreement does not supersede that certain Confidentiality Agreement dated August 19, 2010, by and between the Seller and Buyer, which agreement shall not survive the Closing. No supplement, amendment, alteration, modification, or waiver of this Agreement shall be binding unless executed in writing by each of the Parties and specifically referencing this Agreement.

SECTION 14.05 Waiver. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

SECTION 14.06 Construction. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

SECTION 14.07 No Third Party Beneficiaries. Except as provided in Section 12.06(a), nothing in this Agreement shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy, or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third party beneficiary contract.

SECTION 14.08 Assignment. Except as provided in Section 2.04, neither Party may assign or delegate any of its rights or duties hereunder to any individual or entity other than an affiliate of such Party without the prior written consent of the other Party and any assignment made without such consent shall be void; provided, however, in the event Buyer assigns this Agreement to an affiliate, Buyer and its affiliate shall immediately execute and deliver to Seller an Assignment Agreement in the form of Exhibit G. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors, assigns, and legal representatives. Notwithstanding any assignment to an affiliate, Buyer shall nevertheless remain liable to Seller in accordance with the terms of this Agreement. To implement the prior sentence, in the event this Agreement is assigned to an affiliate of Buyer, Buyer shall execute and deliver to Seller a Parent Guarantee in the form of Exhibit H.

SECTION 14.09 Governing Law; Venue. THIS AGREEMENT, THE OTHER DOCUMENTS DELIVERED PURSUANT HERETO, AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF WYOMING. ANY LITIGATION ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT BEFORE THE FEDERAL OR STATE COURTS SITTING IN WYOMING, AND THE PARTIES IRREVOCABLY WAIVE ANY RIGHT TO CHOOSE OR REQUEST ANY OTHER VENUE.

SECTION 14.10 Notices. Any notice, communication, request, instruction, or other document required or permitted hereunder (including notices of Title Defects and Environmental Defects) shall be given in writing and delivered in person or sent by U.S. Mail postage prepaid, return receipt requested, overnight delivery service, electronically, or facsimile to the addresses of Seller and Buyer set forth below. Any such notice shall be effective and deemed given only upon receipt.

          Seller:        J.M. HUBER CORPORATION
                         499 Thornal Street, 8th Floor
                         Edison, New Jersey  08837-2267
                         Attention:  Joseph M. Dunning
                         Vice President, Mergers & Acquisitions
                         Fax No.:  (732) 603-8103
                         Tel. No.:  (732) 603-3638
                         Email:  j.dunning@huber.com

                         J.M. HUBER CORPORATION
                         1000 Parkwood Circle
                         Atlanta, Georgia  30339
                         Attention:
                         Vice President and General Counsel
                         (effective 1/1/11)
                         Fax No.:  (678) 247-7604
                         Tel. No.:  (678) 247-7304
                         Email:  carol.messer@huber.com

          Buyer:         HIGH PLAINS GAS, INC.
                         10318 Oak Creek Lane
                         Highland, Utah  84003
                         Attention:  Brent M. Cook
                         Fax No.:  (888) 879-0251
                         Tel. No.:  (801) 361-6490
                         Email:  brent.cook@highplainsgas.com

          With copy to:  HIGH PLAINS GAS, INC.
                         3601 Southern Drive
                         Gillette, Wyoming  82718
                         Attention:  Chief Executive Officer
                         Fax No.: (307) 685-5718
                         Tel. No.: (307) 686-5030
                         Email: brent.cook@highplainsgas.com

                         LONABAUGH AND RIGGS, LLP
                         P.O. Drawer 5059
                         Sheridan, Wyoming  82801
                         Attention: David C. Smith
                         Fax No.:  (307) 672-2230
                         Tel. No.:  (307) 672-7444
                         Email:  david@lonabaugh.com

Either Party may, by written notice delivered to the other Party, change its address for notice purposes hereunder.

SECTION 14.11 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect and the Parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

SECTION 14.12 Interpretation. This Agreement shall be deemed and considered for all purposes to have been jointly prepared by the Parties, and shall not be construed against any one Party (nor shall any inference or presumption be made) on the basis of who drafted this Agreement or any particular provision hereof, who supplied the form of Agreement, or any other event of the negotiation, drafting, or execution of this Agreement. Each Party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that it contemplates. In construing this Agreement, the following principles will apply:

(a) A defined term has its defined meaning throughout this Agreement and each Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined.

(b) If there is any conflict or inconsistency between the provisions of the main body of this Agreement and the provisions of any Exhibit or Schedule hereto, the provisions of this Agreement shall take precedence. If there is any conflict between the provisions of any Assignment or other transaction documents attached to this Agreement as an Exhibit and the provisions of any Assignment and other transaction documents actually executed by the Parties, the provisions of the executed Assignment and other executed transaction documents shall take precedence.

(c) Schedules and Exhibits referred to herein are hereby incorporated and made a part of this Agreement for all purposes by such reference.

(d) The omission of certain provisions of this Agreement from the Assignment does not constitute a conflict or inconsistency between this Agreement and the Assignment, and will not effect a merger of the omitted provisions. To the fullest extent permitted by Laws, all provisions of this Agreement are hereby deemed incorporated into the Assignment by reference.

(e) The words "includes" and "including" and their derivatives means "includes, but not limited to" or "including, but not limited to," and corresponding derivative meanings.

(f) The Article, Section, Exhibit, and Schedules references in this Agreement refer to the Articles, Sections, Exhibits, and Schedules of this Agreement. The headings and titles in this Agreement are for convenience only and shall have no significance in interpreting or otherwise affect the meaning of this Agreement.

(g) The terms "knowledge" or "knowingly," whether or not capitalized, with regard to a Party shall mean the actual knowledge, without duty of inquiry, of
(i) Joseph M. Dunning, Ralph W. Schofield, Jeffrey J. Ellena, Claud D. Riddles, Jim Frew, Everett Dalton and Ben White with respect of Seller and (ii) Brent M. Cook, Mark D. Hettinger, Mark G. Skousen, Brandon W. Hargett and H.P. Gorham with respect of Buyer.

(h) The adjective, "material," whether or not capitalized, shall mean a situation, circumstance, consequence, or concept whose relevance to the transactions contemplated by this Agreement as a whole is of significance, and would not be considered a small or insignificant deviation from the terms of this Agreement.

(i) The term "Material Adverse Effect" shall mean any defect, condition, change, or effect (other than with respect to which an adjustment to the Purchase Price has been made) that when taken together with all other such defects, conditions, changes, and effects significantly diminishes the value, use, operations, or development of the Assets, taken as a whole. Notwithstanding the foregoing, the following shall not be considered in determining whether a Material Adverse Effect has occurred:

     (i)  Fluctuations  in  commodity  prices;

     (ii)  Changes  in  Laws  or  Environmental  Laws;  or

     (iii) Changes in the oil and gas industry that do not have a disproportionate impact on the ownership and operation of the Assets.

(j) "Breach" shall mean any breach of, or any falsity or inaccuracy in, any representation or warranty or any breach of, or failure to perform or comply with, any covenant or obligation, in or of this Agreement or any other contract, agreement, or instrument contemplated by this Agreement or any event which with the passing of time or the giving or notice, of both, would constitute such a breach, inaccuracy, or failure; provided that to constitute a Breach, such breach, inaccuracy, or failure must be material to the subject matter regarding which the Breach is asserted.

(k) "Tax" means all taxes and any other assessments, duties, fees, levies, or other charges imposed by a Governmental Authority based on or measured by the value of the Assets, the production of Hydrocarbons, the receipt of proceeds with respect to such Assets or Hydrocarbons, or otherwise related in any manner or attributable to the Assets or the production of Hydrocarbons including any production tax, windfall profits tax, severance tax, personal property tax, real property tax, or ad valorem tax, together with any interest, fine, or penalty thereon, or addition thereto.

(l)     The  plural  shall  be  deemed  to include the singular, and vice versa.

SECTION 14.13 Conspicuousness. THE PARTIES AGREE THAT PROVISIONS IN THIS AGREEMENT IN "BOLD" TYPE SATISFY ANY REQUIREMENTS OF THE "EXPRESS NEGLIGENCE RULE" AND OTHER REQUIREMENTS AT LAW OR EQUITY THAT PROVISIONS BE CONSPICUOUSLY MARKED OR HIGHLIGHTED.

SECTION 14.14 Deceptive Trade Practices Waiver. TO THE EXTENT APPLICABLE TO THE TRANSACTION CONTEMPLATED HEREBY OR ANY PORTION THEREOF, BUYER WAIVES BUYER'S RIGHTS

UNDER THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTIONS 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS, AND ANY COMPARABLE ACT IN ANY OTHER STATE IN WHICH THE ASSETS ARE LOCATED; PROVIDED, HOWEVER, BUYER DOES NOT WAIVE SECTION 17.555 OF SUCH TEXAS STATUTE. BUYER STATES THAT, AFTER CONSULTATION WITH AN ATTORNEY OF BUYER'S SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER. TO EVIDENCE BUYER'S ABILITY TO GRANT SUCH WAIVER, BUYER REPRESENTS TO SELLER THAT IT (a) IS IN THE BUSINESS OF SEEKING OR ACQUIRING, BY PURCHASE OR LEASE, GOODS OR SERVICES FOR COMMERCIAL OR BUSINESS USE, (b) HAS KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE IT TO EVALUATE THE MERITS AND RISKS OF THE TRANSACTIONS CONTEMPLATED HEREBY, (c) IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION, AND (d) HAS CONSULTED WITH, AND IS REPRESENTED BY, AN ATTORNEY OF BUYER'S OWN SELECTION IN CONNECTION WITH THIS TRANSACTION, AND SUCH ATTORNEY WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED, OR SELECTED BY SELLER OR AN AGENT OF SELLER.

SECTION 14.15 Time of the Essence. Time shall be of the essence with respect to all time periods and notice periods set forth in this Agreement.

SECTION 14.16 Counterpart Execution. This Agreement may be executed in any number of counterparts, and each counterpart hereof shall be effective as to each Party that executes the same whether or not all of such Parties execute the same counterpart. If counterparts of this Agreement are executed, the signature pages from various counterparts may be combined into one composite instrument for all purposes. All counterparts together shall constitute only one Agreement, but each counterpart shall be considered an original. In the event that this Agreement is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format date file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

To facilitate the execution and recording of the conveyance of the Assets from Seller to Buyer, the Parties agree that they may execute multiple assignments substantially in the form attached as Exhibit D which contain only that portion of the Assets that are located in a particular county, and all such assignments shall constitute a single conveyance of the Assets from Seller to Buyer.

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



IN WITNESS WHEREOF, Seller and Buyer have executed and delivered this Agreement as of the date first set forth above.

                                        SELLER:

                                        J.M. HUBER CORPORATION


                                        By:
                                        Name:
                                        Title:


                                        BUYER:

                                        HIGH PLAINS GAS, INC.


                                        By:
                                        Name:
                                        Title: